SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


      Filed by the registrant |X|
      Filed by a party other than the registrant  |_|
      Check the appropriate box:
      |X| Preliminary proxy statement             |_| Confidential, For Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

      |_| Definitive proxy statement
      |_| Definitive additional materials
      |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------
                           Family Bargain Corporation
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
                           Family Bargain Corporation
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
      |_| No Fee Required.
      |X| Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)
          and 0-11.
      (1) Title of each class of securities to which transaction applies:
                Common Stock, Series A Preferred, Series B Preferred
--------------------------------------------------------------------------------
      (2)               Aggregate  number  of  securities  to which  transaction
                        applies: 8,678,172
--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
           $10.43
--------------------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:
           $11,760,378.081
--------------------------------------------------------------------------------
      (5)                     Total fee paid:
           $23,530.76
--------------------------------------------------------------------------------

      |X| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)                     Amount previously paid:
--------------------------------------------------------------------------------
      (2)                     Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
      (3)                     Filing party:
--------------------------------------------------------------------------------
      (4)                     Date filed:


--------
1 For purposes of calculating the fee only, the proposed maximum aggregate value of the transaction is $11,760,378.08, which represents the value of the post-merger common stock received as a result of the Merger, calculated as (a) $10.43 (which represents $2.78125 (the closing market price of the common stock on June 11, 1998) times 3.75 (to give effect to a proposed, post-Merger 3.75 to 1 stock split)) times (b) 11,275,530.88 (the number of shares of common stock to be issued in the Merger). The total fee of $23,520.76 was paid by wire transfer on June 18, 1998, to the federal lock box depository account at Mellon Bank. The amount of the filing fee, calculated in accordance with Rule 0-11 promulgated under the Securities Exchange Act of 1934, as amended, equals 1/50 of one percent of the maximum aggregate value of the transaction.

                           FAMILY BARGAIN CORPORATION
                                -----------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 23, 1998
                                -----------------
TO OUR STOCKHOLDERS:

      Notice is hereby given that the Annual Meeting of the stockholders of Family Bargain Corporation (the "Company") will be held at the Sheraton San Diego, 1380 Harbor Island Drive, San Diego, California, on Wednesday, September 23, 1998 at 10:00 a.m., local time, for the following purposes:


             1.     To elect four directors to hold office, as follows:

                    a. Three Class II directors to hold office until the Annual Meeting of Stockholders in 2001 and their successors are elected and qualified.

                    b. One Class III director to hold office until the Annual Meeting of Stockholders in 1999 and his successor is elected and qualified.


             2. To consider a proposal to approve a merger (the "Merger") of General Textiles, Inc. (a wholly-owned subsidiary of the Company) into the Company.


             3. To consider a proposal to approve the Amended and Restated Family Bargain Corporation 1997 Stock Option Plan.

             4. To consider a proposal to ratify the selection of the Company's independent accountants.

             5. To transact such other business as may properly come before the meeting.




      Only stockholders of record at the close of business on August [ ], 1998 are entitled to notice of and to vote at the meeting and any adjournment or postponement.

      Holders of Common Stock and of Series B Preferred Stock, voting together as though they were a single class, are entitled to vote upon all matters which will come before the meeting. Holders of Common Stock are entitled to one vote per share and holders of Series B Preferred Stock are entitled to 526.09 votes per share. This will entitle holders of Common Stock to cast a total of 5,004,122 votes with regard to each matter presented to the meeting and will entitle holders of Series B Preferred Stock to cast a total of 18,602,542 votes with regard to each matter presented to the meeting. The only matter on which holders of Series A Preferred Stock will be entitled to vote is the proposal to approve the Merger. That proposal requires (i) the affirmative vote of a majority of the votes which can be cast by holders of Common Stock and Series B Preferred Stock, voting as though they were a single class, and (ii) the affirmative vote of holders of a majority of the outstanding Series A Preferred Stock. Election of a director requires a plurality of the votes cast, and approval of each of the proposals other than that relating to the Merger requires the vote of holders of a majority in voting power of the Common Stock and Series B Preferred Stock which is voted with regard to the proposal.


      Three entities advised by Three Cities Research, Inc., which together hold 15.5% of the outstanding Common Stock and 63.4% of the outstanding Series B Preferred Stock, and therefore are entitled to cast by the holders of Common Stock or Series B Preferred Stock 53.3% of the votes which may be cast with regard to the Merger, have agreed to vote in favor of the proposal to approve the Merger. This ensures that the Merger will be approved by the holders of the Common Stock and the Series B Preferred Stock, even if no other stockholders vote to approve it. There is no similar agreement involving holders of Series A Preferred Stock.

      A Committee of the Company's Board of Directors, based in part on an opinion of an investment banking firm retained by that Committee, informed the Board of Directors that, subject to receipt of a tax opinion (which was received), it was the Committee's view that the terms of the Recapitalization which was being effected by the Merger were fair to the holders of the Company's pre-Recapitalization Common Stock from a financial point of view. The Committee has not made any recommendation relating to the fairness of the Merger to holders of the Series A Preferred Stock or Series B Preferred Stock.

             Because the holders of the Series A Preferred Stock are not entitled to vote with regard to the election of directors (except if the Company fails to pay required dividends), they would not be able to vote to replace the directors if they were dissatisfied with the terms of the Merger (although they do have the ability to vote against the Merger). In total, the directors of the Company beneficially own only 3.8% of the outstanding Series A Preferred stock (including 83,000 shares which a director has the right to acquire through exercise of a warrant), compared with 19.9% of the outstanding Common Stock (including shares which they have the right to acquire through exercise of options or conversion of Series A Preferred Stock) and 54.8% of the outstanding Series B Preferred Stock.



      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER WHO LATER FINDS THAT HE OR SHE CAN BE PRESENT AT THE MEETING, OR FOR ANY OTHER REASON DESIRES TO REVOKE THE PROXY, MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

     APPROVAL OF THE MERGER WITH GENERAL TEXTILES, INC. REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF 50% IN VOTING POWER OF THE COMMON STOCK AND THE SERIES B PREFERRED STOCK, VOTING TOGETHER, AND OF THE HOLDERS OF 50% OF THE SERIES A
PREFERRED STOCK, VOTING SEPARATELY. THEREFORE, FAILURE TO VOTE WITH REGARD TO THE MERGER WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE.

                                 By Order of the Board of Directors,


                                 Wm. Robert Wright II
San Diego, California            Secretary
_______, 1998

                           FAMILY BARGAIN CORPORATION
                                4000 Ruffin Road
                           San Diego, California 92123
                                 (619) 627-1800
                                 ---------------



               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 23, 1998
                                 ---------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING


      Proxies in the form enclosed are being solicited by the Board of Directors of Family Bargain Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on September 23, 1998 at 10:00 a.m., local time, at the Sheraton San Diego, 1380 Harbor Island Drive, San Diego, California, or any adjournment or postponement of that meeting (the "Annual Meeting"). The accompanying Notice of Meeting, this Proxy Statement and the form of Proxy are first being sent to stockholders on or about August , 1998.


Record Date and Shares Outstanding


     Only stockholders of record at the close of business on [ ], 1998 (the "Record Date") are entitled to vote at the Annual Meeting. With regard to all matters other than the merger of General Textiles, Inc., ("General Textiles") into the Company (the "Merger"), the Company's voting stock consists of the Company's common stock, par value $.01 per share ("Common Stock"), and the Company's Series B Junior Convertible Exchangeable Preferred Stock, par value $.01 per share ("Series B Preferred"). Each share of Common Stock is entitled to one vote and each share of Series B Preferred is entitled to 526.09 votes on each proposal that comes before the Annual Meeting. On the Record Date, there were 5,004,122 outstanding shares of Common Stock and 35,360 outstanding shares of Series B Preferred. With regard to the Merger, the holders of the Company's Series A 9.5% Cumulative Convertible Preferred Stock, par value $.01 per share ("Series A Preferred") will also be entitled to vote as a separate class. See "Proposal Regarding Merger." On the Record Date, there were 3,638,690 outstanding shares of Series A Preferred.


Voting and Revocability of Proxies


     Stockholders do not have cumulative voting rights in the election of directors. The presence (in person or by proxy) of holders of shares of Common Stock and Series B Preferred representing a majority of the votes that would be cast if all shares were present and voted constitutes a quorum. Shares for which proxies are marked "abstain" will be treated as present for purposes of determining the presence of a quorum. Proxies that are voted on only some of the proposals will be treated as present for purposes of determining the presence of a quorum, but will be voted only as instructed in the proxy. The election of a nominee as a director requires a plurality vote of the votes cast. Approval of Proposal 2 (the Merger) requires (i) the affirmative vote of a majority of the votes which can be cast by holders of Common Stock and Series B Preferred, voting together as though they were a single class and (ii) the affirmative vote of holders of a majority of the outstanding Series A Preferred. Approval of Proposals 3 (the stock option plan) and 4 (ratification of the appointment of auditors) each requires the vote of holders of a majority in voting power of the Common Stock and Series B Preferred which is voted with regard to the Proposal.


      If the enclosed  proxy is properly  executed and  returned,  the shares to which it relates will be voted in accordance with the stockholder's instructions. In the absence of voting instructions, the shares represented by a proxy will be voted for the four nominees for director, for approval of the
Merger and of the Amended Stock Option Plan and for ratification of the appointment of accountants. Any stockholder giving a proxy may revoke it at any time prior to its being voted, by delivering to the Secretary of the Company at the Company's principal executive office, 4000 Ruffin Road, San Diego, California 92123, or at the meeting, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Revocation of a proxy will not apply to any matter on which it has already been voted.

Solicitation

      Solicitation of proxies may be made by directors, officers and other employees of the Company by mail, telephone, telegram, facsimile or personal contact. No additional compensation will be paid for any such services. In addition, the Company has retained to assist in the solicitation of proxies with regard to the Merger. The Company will pay the customary fees of that firm, which it estimates will be $ . Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses and other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares.

Stockholder Proposals for 1999 Annual Meeting


     Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than , 1999. Proposals may be mailed to theCompany, to the attention of Wm. Robert Wright II, Secretary, 4000 Ruffin Road, San Diego, California 92123.


Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock as of January 31, 1998: (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, the Series A Preferred or the Series B Preferred; (ii) by each of the Company's directors; (iii) by each of the Company's executive officers named in the Summary Compensation Table below (the "Named Executive Officers"); and (iv) by all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to the shares shown as being beneficially owned by them.

(a)   Security Ownership of Certain Beneficial Owners.



                                                                                                   Percent of
                                                                                                   Aggregate
                                                                                                   Voting Power
                                             Common Stock                  Series B Preferred      of Common     Series A Preferred
                                     --------------------------    ---------------------------     Stock and     -------------------
Name and Address of Beneficial       Number         Percent        Number          Percent         Series B      Number     Percent
Owner(1)                             of Shares      of Class(2)    of Shares       of Class(3)     Preferred     of Shares  of Class
--------------------------           ---------      -----------    ---------       -----------     ---------     ---------  --------


Three Cities Fund II L.P.(4)         231,198        4.7%           6,665           19.8%           16.5%

Three                                390,978        7.9%           11,272          33.4%           27.9%
Cities Offshore II C.V.(5)

Quilvest American                    763,984        14.0%          4,484           13.3%           13.5%           210,000    5.7%
Equity, Ltd.(6)
Craigmuir Chambers
P.O. Box 71, Road Town
Tortola, British Virgin Islands


Kennedy Capital Management,          620,708        12.0%          2,580           7.6%            8.6%             97,000    2.7%
Inc.(7)
10829 Olive Blvd.

St. Louis, MO  63141

Wynnefield                           278,000        5.64%                                          1.2%
Group(8)
c/o Mr. Nelson Obus
One Penn Plaza - Suite 4720
New York, NY  10119

Bank of New York(9)                                                2,243           6.7%            5.2%
  as Trustee for
  Employees Retirement Plan of
  Brooklyn Union Gas Co.

(1) Except as otherwise indicated, the address of the beneficial owners is c/o Three Cities Research, Inc., 135 East 57 Street, New
      York, NY 10022. For information concerning the beneficial ownership of shares by Messrs. J. William Uhrig, H. Whitney Wagner and Thomas G. Weld, see the table concerning Security Ownership of Directors, et al.

(2) The percent of the class is calculated based on 4,929,122 shares outstanding on January 31, 1998.

(3) The percent of the class is calculated based on 33,714 shares outstanding on January 31, 1998.

(4) TCR Associates, as general partner of Three Cities Fund II, and William F.P. de Vogel, as general partner of TCR Associates, may also be deemed to be beneficial owners of the shares held by Three Cities Fund II.

(5) Offshore Associates, as general partner of Three Cities Offshore II, may be deemed to be a beneficial owner of the shares held by Three Cities Offshore II. With regard to information concerning the beneficial ownership of shares by Messrs. J. William Uhrig and H. Whitney Wagner, see the following table concerning Security Ownership of Directors, et al.

(6) The ownership of the Common Stock by Quilvest American Equity, Ltd. includes 538,440 shares of Common Stock issuable upon conversion of 210,000 shares of Series A Preferred.

(7) The ownership of the Common Stock by Kennedy Capital Management, Inc. includes 248,708 shares of Common Stock issuable upon conversion of 97,000 shares of Series A Preferred.

(8) Information obtained from Schedule 13D, filed with the SEC on November 7, 1997 by Wynnefield Partners Small Cap Value, L.P. (the "Partnership"), Wynnefield Small Cap Value Offshore Fund, Ltd. (the "Fund") and Wynnefield Partners Small Cap Value, L.P. I (the "Partnership I", and, collectively with the Partnership and the Fund, the "Wynnefield Group"). Wynnefield Capital Management, LLC, a New York limited liability company ("WCM"), is the general partner of the Partnership and the Partnership I. Messrs. Nelson Obus, Joshua Landes and Robert Melnick are the managing members of WCM and the principal executive officers of Wynnefield Capital, Inc., the investment manager of the Fund. Messrs. Obus, Landes and Melnick disclaim beneficial ownership of any shares owned by the Wynnefield Group and disclaim membership in the Wynnefield Group with respect to the shares for the purposes of Sections 13(d) and 13(g) of the Exchange Act.

(b) Security Ownership of Directors, Named Executive Officers and Executive Officers and Directors as a Group.


                                                                                                   Percent of
                                                                                                   Aggregate
                                                                                                   Voting Power
                                             Common Stock                  Series B Preferred      of Common     Series A Preferred
                                     --------------------------    ---------------------------     Stock and     -------------------
Name of Beneficial                   Number         Percent        Number          Percent         Series B      Number     Percent
Owner(1)                             of Shares      of Class(2)    of Shares       of Class(3)     Preferred     of Shares  of Class
--------------------------           ---------      -----------    ---------       -----------     ---------     ---------  --------


John J. Borer III .................   255,569(3)       4.9%           90              *              1.3%         89,200(4)    2.3%
William F. Cass....................                                   50              *               *                         *
Peter V. Handal ...................    41,697(5)        *            250              *               *           14,800
Denis LeClair......................
Mary McNabb........................    12,500           *            200              *               *
William W. Mowbray(6) .............                                  500             1.5%             *
Ronald Rashkow ....................   101,900(7)       2.0%          350(8)          1.0%            1.3%         25,200        *
James D. Somerville ...............    19,000           *            750             2.2%             *
Jonathan W. Spatz .................                                  250              *               *
Michael Searles(9).................
J. William Uhrig (10(11)...........   399,952          8.1%       11,272            33.4%           27.9%          3,500        *
H. Whitney Wagner (10).............   390,978          7.9%       11,272            33.4%           27.9%
Thomas G. Weld(12) ................   238,890          4.8%        6,665            19.9%           16.5%          3,000        *
All Officers and Directors as
a Group (13 persons)............... 1,069,508(13)     20.1%       20,377            60.4%           51.1%        140,200       3.8%



                                                              5

-----------
*     Less than 1%.


(1) The percent of the class is calculated based on 4,929,122 shares outstanding on January 31, 1998.

(2) The percent of the class is calculated based on 33,714 shares outstanding on January 31, 1998.

(3) Includes 23,750 shares which Mr. Borer has a right to acquire within 60 days through the exercise of stock options; 15,896 shares of Common Stock issuable upon conversion of 6,200 shares of Series A Preferred; and 212,812 shares issuable upon conversion of 83,000 shares of Series A
      Preferred which Mr. Borer has the right to acquire within 60 days through the exercise of a warrant.

(4) Includes 83,000 shares of Series A Preferred which Mr. Borer has the right to acquire within 60 days through exercise of a warrant.

(5) Includes 3,750 shares which Mr. Handal has a right to acquire within 60 days through the exercise of stock options and 37,947 shares issuable upon conversion of 14,800 shares of Series A P referred.

(6)   Mr.  Mowbray  resigned  from his position as President and Chief Executive
      Officer of the Company in August 1, 1997.

(7)   Includes 11,000 shares of Common Stock held by members of Mr.
      Rashkow's family; 64,612 shares of Common Stock issuable upon conversion of 25,200 shares of Series A Preferred held by Mr. Rashkow;
      11,538 shares of Common Stock issuable upon conversion of 4,500 shares of Series A Preferred held by members of Mr. Rashkow's family; and 3,750 shares which Mr. Rashkow may acquire within 60 days through the exercise of stock options.

(8)   Includes  250  shares  of  Series  B  Preferred  held  by  members  of Mr.
      Rashkow's family.

(9)   Mr. Searles was appointed Chief Executive  Officer of General Textiles and
      Factory 2-U in March 1998.

(10) All shares are held by Offshore II. Messrs. Uhrig and Wagner, in their capacity as general partners of Offshore Associates, the general partner of Offshore II, are deemed to have beneficial ownership of all shares held by Offshore II. Messrs. Uhrig and Wagner both report shared voting power and shared dispositive power with respect to such shares.

(11) Mr. Uhrig's beneficial ownership also includes 8,974 shares issuable upon conversion of 3,500 shares of Series A Preferred held directly by Mr. Uhrig.

(12) All shares are held by Fund II. Mr. Weld, in his capacity as general partner of TCR Associates, the general partner of Fund
      II, is deemed, to have beneficial ownership of all shares held by Fund II. Mr. Weld's beneficial ownership also includes
      7,692 shares issuable upon conversion of 3,000 shares of Series
      A Preferred held directly by Mr. Weld.

(13)  Includes 31,250 shares of Common Stock which Officers and
      Directors of the Company have the right to acquire within 60 days through the exercise of stock options; 146,660 shares of Common Stock issuable upon conversion of 57,200 shares of Series A Preferred held by Officers and Directors of the Company; and 212,812 shares of Common Stock issuable upon conversion of 83,000 shares of Series A Preferred which Mr. Borer has the right to acquire within 60 days through the exercise of a warrant.






                                        6




                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

      The Board of Directors (the "Board") of the Company is divided into three classes. Directors are elected, by class, for three-year terms. Successors to the class of directors whose term expires at any annual meeting are elected for a new three-year term. Each of Messrs. Peter V. Handal, Ronald Rashkow and J.
William Uhrig is nominated as a member of Class II, to serve for a three-year term until the Annual Meeting of Stockholders in 2001 and until his successor is elected and qualified. Mr. Michael Searles is nominated as a member of Class
III, to serve for a one-year term until the Annual Meeting of Stockholders in 1999 and until his successor is elected and qualified.



      Unless a proxy contains a contrary instruction, all proxies submitted in the accompanying form will be voted for the election of the four nominees. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as may be designated by the Board.
The proxies being solicited will be voted for no more than four nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.
Stockholders do not have cumulative voting rights in the election of d irectors.


Directors




      The following table sets forth certain information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

                                                                                                Expiration of
Name                                   Age             Position                               Term as Director

James D. Somerville..................  56     Director, Chairman of the Board                     2000
John J. Borer III....................  40     Director                                            1999
Peter V. Handal......................  55     Director                                            1998(1)
Ira Neimark..........................         Director                                            1999
Ronald Rashkow.......................  56     Director                                            1998(1)
Michael Searles......................  48     Director, President and Chief Executive             1998(1)
                                              Officer of General Textiles, Inc.
H. Whitney Wagner....................  41     Director                                            2000
Thomas G. Weld.......................  34     Director                                            2000
Wm. Robert Wright II.................         Director                                              - (1)

(1) If they are  re-elected  at the 1998  Annual  Meeting,  the terms of Messrs.
    Handal, Rashkow and Wright will expire in 2001 and Mr. Searles' term will expire in 1999.


      James D. Somerville has been a director and Chairman of the Board of the Company since February 1997. He has more than 30 years of broad-based experience in both consulting and general management. Since 1996, Mr. Somerville has headed his own firm, Somerville & Associates, consulting to senior management and boards of directors. He also serves as Chairman of the Board of American
Re-Manufacturers,  Inc.  From 1991  until  1996,  he served  as  Executive  Vice
President of BET, Inc. and as a director of BET plc, an international services conglomerate.

     John J. Borer III has been a director of the  Company  since  August  1994.
From October 1991 to March 1998, Mr. Borer was a Managing Director of Rodman and
Renshaw, Inc., an investment banking firm. Since March 1998, Mr. Borer has been a Senior Managing Director of R&R Capital Group. On March 18, 1998, Rodman &
Renshaw, Inc. and its parent holding company filed petitions for liquidation under Chapter 7 of the U.S. Bankruptcy Code.

      Peter V. Handal  has been a director of the Company since February

                                       7




1997. Since 1990, he has been President of COWI International Group (a management consulting firm). Mr. Handal is also a partner in Carlisle & Handal
International (consultants and advisors on matters relating to international business), Chief Executive Officer of J4P Associates LP (a real estate developer), and President of Fillmore Leasing Company, Inc. (which leases automobiles, computers and warehouse equipment). He serves on the Board of Directors of Cole National Corporation, Jos. A.
Bank Clothiers and Perry Ellis International.


      Ira Neimark is the former Chairman of the Board of Bergdorf  Goodman & Co.
Since his retirement from that position in        , Mr. Neimark has                 .


      Ronald Rashkow has been a director of the Company since February 1997. He has been a principal of Chapman Partners, L.L.C., an investment banking firm, since its founding in September 1995. For more than five years prior to that, he served as Chief Executive Officer and Chairman of the Board of Directors of Handy Andy Home Improvement Centers, Inc. (a building supply retailer started by his family in 1946 and consensually liquidated in 1996). Mr. Rashkow is also a director of Garden Ridge Corporation, a specialty retailing company ("Garden
Ridge"). From 1989 to 1993, Mr. Rashkow was a director, vice president and consultant to Spirit Holdings Company, Inc. and its two operating subsidiaries, Central Hardware Company, Inc. and Witte Hardware Corporation (each a retailer and wholesaler of hardware and building materials). Spirit Holdings Company, Inc., Central Hardware Company, Inc. and Witte Hardware Corporation filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in March 1993 and emerged from bankruptcy in February 1994.




      Michael Searles has been a director of the Company and President and Chief
Executive Officer of General Textiles and Factory 2-U since March 1998.  Between
May  1996  and  June  1997,   Mr.   Searles  held  the  position  of  President,
Merchandising  and Marketing,  at Montgomery Ward Inc. Prior to that, from April
1993 to July 1995, Mr. Searles served as President and Chief  Executive  Officer of the Women's  Special Retail Group (Casual  Corner Group),  a division of U.S.
Shoe Corp.  Earlier in his career,  from 1984 to 1993, Mr. Searles was President of Kids "R" US, a division of Toys "R" US, Inc.

      H. Whitney Wagner has been director of the Company since January 1997. He has been a Managing Director of TCR Associates since 1989. He joined TCR
Associates in 1983 and was elected a Vice President in 1986. Mr. Wagner also serves on the boards of directors of Garden Ridge. From January 1993 to January
1998, Mr. Wagner served on the board of directors of MLX.

      Thomas G. Weld  has been a director of the Company since January 1997.
 Mr. Weld has been a Managing Director of TCR Associates since 1993.
From 1988 until 1993, Mr. Weld was an associate with McKinsey and Company, a management consulting firm.


      Wm. Robert Wright II  has been employed by Three Cities Research, Inc.
since 1992, except for a period from July 1993 to August 1995 when he was in a graduate program at Harvard University. He has been a Principal of Three Cities Research since 1996. Before joining Three
Cities Research, Mr. Wright worked for Marriott International in its strategic planning department.

      Messrs. Wagner, Weld and Wright  are designees of Three Cities
Research, Inc., as was J. William Uhrig, who is not seeking re-election.
 Three Cities Research, Inc. is owned by TCR Associates (of which
Messrs. Wagner, Weld and Uhrig are Managing Directors) and is an advisor to holders of approximately 18% of the Common Stock and 63% of the Series B Preferred Stock.


Executive Officers


      The  following  table  sets  forth  certain  information   concerning  the
executive  officers  of  the  Company,  in  addition  to  Messrs.   Searles  and
Somerville (who are listed in the table above).



                                   8



                                                                                                Officer of the
                                                                                              Company and/or its
    Name                                                   Position               Age         Subsidiaries since
   ------                             --------------------------------------     -----        ------------------


    B. Mary McNabb..................  Executive Vice President -                 49                       1990
                                      Merchandising for General Textiles (1)
    William F. Cass.................  Executive Vice President -                 48                       1996
                                      Operations for General Textiles (2)
    Jonathan W. Spatz...............  Executive Vice President and               42                       1997
                                      Chief Financial Officer
    Denis LeClair...................  Vice President - General                   48                       1991
      ................................  Merchandise Manager


---------------
(1)  General Textiles is a wholly owned operating subsidiary of the Company.


      B. Mary McNabb is the Executive Vice President of Merchandising of
General Textiles . Ms. McNabb joined General Textiles and Factory 2-U in 1990.

      William F. Cass is the Executive Vice President of Operations of
General Textiles .  Mr. Cass joined General Textiles and Factory 2-U in
March 1996. Prior to joining General Textiles and Factory 2-U, Mr. Cass held positions as Managing Director, Director of New Business
Development and Senior Vice President of Merchandising at Clothestime.


      Jonathan W. Spatz is the Executive Vice President and Chief Financial
Officer of the Company.  Mr. Spatz joined the Company in June 1997.
Prior to joining the Company, from July 1994 to June 1997, Mr. Spatz was the Chief Financial Officer of Strouds.


      Denis LeClair is a Vice President and the Divisional Merchandise
Manager of General Textiles.  Mr. LeClair has been employed by General
Textiles in merchandising capacities since 1991.


Section 16(a) Beneficial Ownership Reporting Compliance


     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms
5 were required,  the Company believes that during the fiscal year ended January
31, 1998, the Section 16(a) filing requirements were complied with, except that the following reports were filed late: five reports for eleven transactions by Ronald Rashkow, one report for one transaction by Thomas A. Weld, three reports for four transactions by William W. Mowbray, four reports for five transactions by James D. Somerville, one report for one transaction by J. William Uhrig, one report for two transactions by B. Mary McNabb, two reports for five transactions by William F. Cass, three reports for four transactions by James M. Baker, four reports for five transactions by John J. Borer III and one report for two transactions by Jonathan W. Spatz.


Certain Relationships and Related Transactions


      On March 20, 1997 and June 16, 1997, the Company sold 1,865 shares and 250 shares, respectively, of Series B Preferred to its senior employees and officers
(of which 1000 shares were sold to Named Executive Officers) at a purchase price of $1,000 per share, which was paid in the form of full-recourse notes secured by the issued stock. The notes accrue interest at 8% per annum and require principal payments equivalent to 16.25% of the annual bonus of each purchaser and a balloon payment of the unpaid principal and interest at maturity in March
2002.


Committees of the Board

      The Board of Directors has established five committees. The committees, their duties and their members are described below.

      The Executive Committee is authorized to take such action as the Board of Directors may from time to time direct. Its members are Messrs.
Searles, Somerville and Wagner.

      The Compensation Committee reviews and approves compensation arrangements for top management and employee compensation programs. The Company's Board of



                                        9

Directors determines the compensation of the Company's executive officers based on recommendations from the Compensation Committee. The Compensation Committee consists of Messrs. Borer, Rashkow, Somerville and Weld.

      The Stock Option Committee has adopted, and if it is adopted by the Company's stockholders at the Annual Meeting will administer, the Amended and Restated Family Bargain Corporation 1997 Stock Option Plan. Its members are
Messrs. Weld and Rashkow.

      The Audit Committee reviews and evaluates the results and scope of the audit and other services provided by the Company's independent accountants, as well as the Company's accounting principles and system of internal accounting controls. The Company's By-Laws provide that affiliated transactions and acquisitions by the Company of businesses not within certain SIC Codes
(including certain codes covering wholesale apparel trade, retail stores, and apparel stores) must be unanimously approved by the Audit Committee; provided, however, that (i) if any time there are fewer than two independent directors designated or approved by the representative of the underwriters of the Company's 1994 public offering on the Audit Committee, such transactions shall require the unanimous consent of all independent directors on the Board and (ii) if any time there are no remaining shares of Series A Preferred outstanding, acquisition by the Company of businesses not within certain SIC Codes will require approval by only a majority of the Audit Committee. The members of the Audit Committee are Messrs. Borer, Handal and Wagner.

      The Nominating Committee considers potential nominees for election to the Board by either incumbent directors or stockholders. Its members are Messrs. Handal, Somerville and Wagner.

Executive Compensation

      The following tables and descriptive materials set forth information concerning compensation of current and former Chief Executive Officers of the Company, and the Company's four other most highly compensated executive officers who were serving as executive officers of the Company at January 31, 1998, the end of fiscal 1997.

Summary of Compensation

      The following  table  summarizes the  compensation  of the Named Executive
Officers during fiscal 1997, 1996 and 1995.


                                                  Summary Compensation Table
                                                                                 LONG TERM
                                           ANNUAL COMPENSATION                  COMPENSATION
                                --------------------------------------------  ------------------------------------------
                                                                      Other        Awards
                                                                              -----------------------
                                                                     Annual   Restricted Securities   Payouts  All Other
                                                                                                      -------
                                Fiscal                                Compen-  Stock     Underlying    LTIP    Compen-
Name and Principal Position     Year(1)   Salary          Bonus       sation   Award(s)  Options/SARs Payouts  sation(2)
---------------------------     -------   ------          -----      --------  --------- ------------ -------  ---------

James D. Somerville              1997    $137,308         $0          $-(3)     $0          257,500     $0        $0
Chairman of the
Board

William F. Cass................  1997    $199,038         $32,500     $-(3)     $0          110,000     $0        $3,900
Executive Vice President -       1996    $110,769              $0     $-(3)     $0           10,000     $0        $0
Operations for General
Textiles and Factory 2-U

B. Mary McNabb                   1997    $197,596         $42,500     $-(3)     $0          275,000     $0        $  900
Executive Vice President -       1996    $168,846              $0     $-(3)     $0            7,417     $0        $ 1042
Merchandising for General        1995    $154,372         $17,832     $-(3)     $0           17,583     $0        $  789
Textiles and Factory 2-U

Denis LeClair                    1997    $145,000          $3,800     $-(3)     $0           32,417     $0        $  870
Vice President                   1996    $138,692              $0     $-(3)     $0                0     $0        $  549
Divisional Merchandise           1995    $109,858         $25,328     $-(3)     $0           17,583     $0        $  723
Manager for General
Textiles and Factory 2-U

William W. Mowbray               1997    $388,328        $125,000     $-(3)     $0          652,500     $0        $  900
Former President and Chief       1996    $332,078              $0     $-(3)     $0           10,000     $0        $  900
Executive Officer(4)             1995    $260,345        $224,852     $-(3)     $0          100,000     $0        $  410

Michael Searles................  1997          $0              $0     $0        $0                0     $0        $    0
President and Chief Executive
Officer of General Textiles
and Factory 2-U(5)

Jonathan W. Spatz                1997    $139,423         $65,000     $-(3)     $0          120,000     $0        $3,398
Executive Vice President
and Chief Financial Officer(6)


                                        10


-------------------


(1) In previous years the Company referred to a fiscal year according to the year in which the fiscal year ended (for example, the fiscal year ended
        February 1, 1997 was previously  referred to  as Fiscal Year 1997). The
        Company now refers to the fiscal year as the year in which most of the activity occurred (for example, the fiscal year ended January 31, 1998 is referred to as Fiscal Year 1997).


(2) "All Other Compensation" for 1997 includes (i) contributions made for the named Executive Officers under the Family Bargain Corporation
        401(k) Savings Plan, a defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, to match 1997 pre-tax elective deferral contributions
        (included under "Salary") made to such plan by the named Executive
        Officer, (ii) with regards to Mr. Cass an additional $3,000 paid for moving expenses and (iii) with regards to Mr. Spatz $3,398 paid for moving expenses.

(3) The aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of such person's total annual salary and bonus.

(4) Mr. Mowbray was President and Chief Executive Officer of the Company until his resignation on August 1, 1997.

(5)     Mr.  Searles was  appointed  President  and Chief  Executive  Officer of
        General Textiles and Factory 2-U in March 1998.

(6)     Mr. Spatz was appointed  Executive  Vice  President and Chief  Financial
        Officer of the Company in June 1997.


Grants of Stock Options

      The following table sets forth information concerning the award of stock options to the Named Executive Officers during Fiscal 1997.



                                                                                       Individual Grants
                                                                                       -----------------

Potential Realizable
                               Number of                                                          Value at Assumed
                              Securities        % of Total                                        Annual Rates of
                              Underlying        Options/SARs                                        Stock Price
                             Options/SARs       Granted to    Exercise of                         Appreciation for
                                Granted         Employees in  Base Price                          Option Term (1)
Name                             (#)            Fiscal Year    ($/sh)         Expiration Date     5%($)       10%($)
------                       --------------------------------------------     ---------------     -----       ------


William F. Cass.................110,000        4.05%         $ 2.25             4/3/2002        $ 68,200    $ 150,700
Denis LeClair................... 32,417        1.20%         $ 2.25             4/3/2002        $ 20,099    $  44,411
B. Mary McNabb..................275,000       10.13%         $ 2.25             4/3/2002        $170,500    $ 376,750
William W. Mowbray..............652,500       24.08%         $ 2.25             4/3/2002        $404,550    $ 893,925
Michael Searles.................      0           0%         $    0                    -        $      0    $       0
James D. Somerville.............257,500        9.48%         $ 2.25             4/3/2002        $159,650    $ 352,775
Jonathan W. Spatz...............120,000        4.42%         $ 2.25            6/24/2002        $ 55,200    $ 140,400



---------------

(1) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock.

Exercise of Stock Options

      The following table sets forth information concerning the exercise of stock options during Fiscal 1997 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                                      Aggregated Option/SAR Exercises in Last Fiscal Year
                                                   FY-End Option/SAR Values

                                                                                  Number of Securities    Value of Unexercised
                                                                                  Underlying Unexercised      In-the-Money
                                                                                     Options/SARs           Options/SARs
                                                                                     at FY End(#)            at FY End($)
                                           Shares Acquired                           Exercisable/            Exercisable/
Name                                        On Exercise       Value ($) Realized     Unexercisable           Unexercisable
------                                    -----------------   ------------------  ----------------------   --------------------

William F. Cass.....................           0                0                       0/120,000          $0/1,560
Denis LeClair.......................           0                0                        0/50,000          $0/2,374
B. Mary McNabb......................           0                0                       0/300,000          $0/3,900
William W. Mowbray..................           0                0                       0/762,500         $0/17,160
Michael Searles.....................           0                0                             0/0              $0/0
James D. Somerville.................           0                0                       0/257,500              $0/0
Jonathan W. Spatz...................           0                0                       0/120,000              $0/0
---------------

Compensation of Directors

      Directors who are not salaried employees of the Company or TCR receive a $10,000 annual fee payable quarterly and a fee of $1,000 for each meeting of the Board of Directors attended. In addition, commencing as of June 20, 1997, the three independent directors of the Company, Messrs. Borer, Handal and Rashkow, are granted at the end of each fiscal quarterly period, options to acquire 1,250 shares of Common Stock, exercisable immediately. The Chairman of the Board is a salaried employee of the Company and consequently does not receive a director's fee. All directors are reimbursed for any out-of-pocket travel expenses incurred by them in attending meetings of the Board of Directors or committees of the Board. There are no other arrangements or agreements pursuant to which any of the directors are entitled to be compensated for serving as directors.

Employment Contracts with Named Executive Officers and Severance Arrangements

      The Mowbray Separation Agreement. On August 1, 1997 the Company and Mr. William W. Mowbray entered into a Separation Agreement (the "Separation Agreement"), whereby Mr. Mowbray resigned from his positions as director and officer of the Company and the Amended and Restated Employment Agreement, dated February 24, 1997 (the "Employment Agreement"), between Mr. Mowbray and the Company was terminated. Under the Separation Agreement, Mr. Mowbray agreed that for the period ending December 31, 2000, he will not, directly or indirectly, compete with the Company or any of its subsidiaries in any of the States in which the Company is operating. In consideration therefor, the Company agreed to pay Mr. Mowbray the following sums: (i) $970,000 to be paid in three installments on March 30, 1998, March 30, 1999 and August 1, 2000 and (ii) $341,536, $365,444, $391,025 and $418,396, to paid during the years 1997, 1998,
1999 and 2000, respectively, in addition to the bonus due for Fiscal 1997 under the Company's existing bonus plan and payment for accrued and unused vacation days. In the event of a change of control of the Company, all such amounts mentioned in (ii) above shall become immediately due and payable.

      The Company also agreed to continue to provide Mr. Mowbray with all of the health, life insurance and automobile benefits set forth in the Employment Agreement. In addition, the Company agreed to amend the Secured Promissory Note, which Mr. Mowbray issued to the Company in connection with his purchase of Series B Preferred, to forgive and waive all interest payable thereunder.

      Mr. Mowbray's stock options were also amended to enable him to exercise fifty percent of such options if the market price of the Common Stock exceeds $6 per share for sixty consecutive days and the remaining fifty percent of such options if the market price of the Common Stock exceeds $7.50 per share for sixty consecutive days.

     The Searles Employment Agreement. Mr. Michael Searles, General Textiles' President and Chief Executive Officer and a member of the Company's Board of Directors, is employed pursuant to a five-year employment agreement, dated March 30, 1998, among the Company, General Textiles and Mr. Searles (the "Searles Agreement"). Pursuant to the Searles Agreement, Mr. Searles is entitled to receive an annual salary of not less than $600,000 and (b) an annual bonus targeted at 50% of the base salary.

      In connection with the execution of the Searles Agreement, Mr. Searles was granted equity compensation in the form of (a) options under the Company's stock option plan to acquire 300,000 shares of Common Stock at the closing market price on March 10, 1998. Such options shall vest in equal increments on the first five anniversaries of the Searles Agreement; (b) options to acquire 900,000 shares of Common Stock at a price of $2.00 per share of which options to purchase 450,000 shares shall become exercisable when the closing market price is equal to or exceeds $6.00 for 60 trading days during any twelve month period and the options to purchase the remaining 450,000 shares shall become exercisable when the closing market price is equal to or exceeds $7.50 for 60 trading days during any twelve month period; and (c) 1,400 shares of Series B Preferred to be purchased by Mr. Searles, the cost of which shall be loaned to Mr. Searles by the Company. With respect to such 1,400 shares, Mr. Searles will grant the Company an option to acquire such shares in the event that Mr. Searles' employment under the Searles Agreement shall be terminated, at the prices and on the terms described in the Searles Agreement.

      In connection with Mr. Searles employment, the Company purchased Mr. Searles' home in Connecticut. The Company intends to sell that home at the earliest opportunity.

Compensation Committee Report on Executive Compensation 2

        The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. The Committee is responsible for establishing and administering the compensation policies applicable to the Company's executive officers. All decisions by the Committee are subject to review and approval of the full Board of Directors.

      The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specific profit, growth and performance goals.

      The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executives' and stockholders' interests through equity based plans.

      The Company's executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

      Base Salary. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Chief Executive Officer ("CEO") and the recommendations of the CEO with regard to the base salary of all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers. Recommended base salaries of the executive officers, other than the CEO, are based on an evaluation of the individual performance of the executive officer, including satisfaction of annual objectives. The recommended base salary of the CEO is based on achievement of the Company's annual goals relating to financial objectives, including earnings growth and return on capital employed, and an evaluation of individual performance.

      Recommended base salaries of the executive officers are also in part based upon an evaluation of the salaries of those persons holding comparable positions at comparable companies.

      Annual Incentive Compensation. The Company's executive officers are entitled to participate in a discretionary incentive bonus plan which provides for the payment of annual bonuses to be paid in cash, stock, or a combination

--------
2. Notwithstanding filings by the Company with the Securities and Exchange Commission that may incorporate this proxy statement by reference, this Compensation Committee Report will not be incorporated by reference into any filings and will not be deemed to be "filed" with the SEC except as specifically provided otherwise.

thereof, based on the relative success of the Company in attaining certain financial objectives and certain subjective factors as established from time to time by the Committee and/or the Board of Directors. The Committee will consider aggregate incentive cash and stock bonus payments to the executive officers, as a group, of up to 50% of aggregate annual executive base salaries, and will consider bonus payments to be paid in stock in excess of 50% of aggregate annual executive base salaries. The Committee awarded cash bonuses of $280,000 to the named executive officers for Fiscal 1997.

      Stock Options. The primary objective of the stock option program is to link the interests of the Company's stockholders to the executive officers and other selected employees of the Company through the grant of significant annual grants of stock options. The aggregate number of options recommended by the Committee is based on practices of the same comparable companies utilized for determining base salary, while actual grants of stock options reflect each individual's expected long-term contribution to the success of the Company. The Committee made grants of 1,415,000 stock options to the named executive officers in Fiscal 1997.

      Compensation of the Chief Executive Officer. As of March 30, 1998, the Company entered into an employment agreement with Michael Searles, the new Chief Executive Officer of the company's subsidiaries. In order to attract Mr. Searles, the company paid Mr. Searles a signing bonus and assisted him with certain relocation expenses. Mr. Searles base salary was set at $600,000 which the committee believed was commensurate with the salaries paid to other executives with similar experience in comparable companies. The Compensation Committee and Mr. Searles have agreed that Mr. Searles' annual bonus will be based on the achievement of corporate objectives set annually by the committee in conjunction with Mr. Searles. Mr. Searles' annual bonus is targeted at 50% of his base salary, but may vary depending on Company performance. Similarly, options have been awarded to Mr. Searles on similar terms as the Corporation's other executive management (including time vesting provisions and vesting provisions tied to an increase in market value of the Corporation's common stock), recognizing his senior position. Additionally, the company has financed the purchase by Mr. Searles of Series B Preferred Stock of the Company with a partial recourse loan in the amount of $1.4 million. The Committee believes that the most significant portion of Mr. Searles potential compensation should be tied to the appreciation of the share price of the Corporation's Common Stock.

      Compensation Committee: John J. Borer III, Ronald Rashkow, James D. Somerville and Thomas G. Weld. .

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee are Messrs. John J. Borer III, Ronald Rashkow, James D. Somerville and Thomas G. Weld. Except for Mr. Somerville, no member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1997, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

Performance Graph of the Company

      The following graph compares the five-year cumulative total return (change in stock price plus reinvested dividends) on the Common Stock with the total returns of the Nasdaq Composite Index, a broad market index covering stocks listed on the Nasdaq National Market, the Dow Jones Retailers Broadline Index ("Industry Index") which currently encompasses 32 companies, and the companies in the Family Clothing Retail industry (SIC Code 5651), a group currently encompassing 22 companies (the "SIC Index"). The Company has selected the SIC Index because its composition reflects the closest peer group of the Company. This information is provided through January 31, 1998, the end of Fiscal 1997.

                              [GRAPHIC OMITTED]


Fiscal Year Ending January 31,
------------------------------------------------------------------------------------------------------------------------------------
                                          1993             1994             1995            1996             1997            1998
------------------------------------------------------------------------------------------------------------------------------------
Family Bargain Corporation                $100          $ 63.80          $ 13.79         $ 18.39           $ 18.39         $ 14.08
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Composite Index                     100           125.97           119.05          166.69            219.37          258.39
------------------------------------------------------------------------------------------------------------------------------------
Industry Index                             100            94.93            82.77           87.15            102.28          148.30
------------------------------------------------------------------------------------------------------------------------------------
SIC Index                                  100            98.66            81.37           98.68            117.13          206.69
------------------------------------------------------------------------------------------------------------------------------------

       Assumes $100 invested on February 1, 1993 and dividends are reinvested.

      The composition of the Industry Index is as follows: Ames Department Stores, Bon-Ton Stores Inc., Buckle Inc., Carson Pirie Scott & Co., Coles Myer Ltd., Controladora Comer Mex, Crowley, Milner & Co., Dai Ei Inc. ADR, Dayton Hudson Corp., Dillard's Inc., Dollar General Corp., Duckwall-Alco Stores Inc., Family Dollar Stores Inc., Federated Dept. Stores, Fred Meyer Inc. Holding Co., Fred's Inc., Hills Stores Co., JG Industries Inc., K Mart Corp., Krantor
Corporation, May Department Stores, Pamida Holdings Corp., J.C. Penney Co., Inc., Proffitt's Inc., Saks Holdings Inc., Sears, Roebuck & Co., Shopko Stores Inc., Stein Mart Inc., Value City Dept. Stores, Venture Stores Inc. and Wal Mart Stores Inc.

      The composition of the SIC Index is as follows: Abercrombie & Fitch Co., American Eagle Outfitter, Big Dog Holdings Inc., Buckle Inc., Burlington Coat Factory Warehouse, Chico's FAS Inc., Children's Place Retail Stores, Designs Inc., Family Bargain Corp., Filene's Basement Corp., Gadzooks Inc., Gap Inc., Goody's Family Clothing, Gymboree Corp., Harolds Stores Inc., K&G Men's Center Inc., Nordstrom Inc., Ross Stores Inc., Stein Mart Inc. and Syms Corp.

      Source:  Media General Financial Services.

                                   PROPOSAL 2

                       MERGER WITH GENERAL TEXTILES, INC.

General



             The Company has agreed to a merger with General Textiles (the "Merger") in a transaction in which (a) the Company will be the survivor of the Merger, (b) the Company's name will be changed to "Factory 2-U Incorporated" and (c) the Company will be recapitalized (the "Recapitalization") so that (i) each share of the Company's Common Stock will be converted into 0.30133 shares of post-Recapitalization Common Stock, (ii) each share of Series A Preferred will be converted into one share of post-Recapitalization Common Stock and
(iii) each share of Series B Preferred will be converted into 173.33 shares of post-Recapitalization Common Stock. A copy of the Plan and Agreement of Merger dated June 18, 1998 (the "Merger Agreement") between the Company and General Textiles is attached as Exhibit A.

             The ratios at which pre-Recapitalization shares will be converted into shares of the surviving corporation's Common Stock will result in the holders of the pre-Recapitalization shares receiving the same number of shares they would have received if (i) each share of pre-Recapitalization Common Stock had been converted into 1.13 shares of the surviving corporation's Common Stock,
(ii) each share of Series A Preferred had been converted into 3.75 shares of the surviving corporation's Common Stock, (iii) each share of Series B Preferred had been converted into 650 shares of the surviving corporation's Common Stock, and
(iv) there had been a reverse split by which each 3.75 shares of the surviving corporation's Common Stock had become one share of post-Recapitalization Common Stock. The last reported sale prices of the Common Stock and the Series A Preferred on June 1, 1998 (the day before the Company announced the Merger and its intention to make a rights offering) were $3.094 and $9.75, respectively. Assuming the Recapitalization would cause the market price of a share of post-Recapitalization Common Stock to be 3.32 (i.e., 3.75 divided by 1.13) times the market price of a share of Common Stock before the Recapitalization, based upon the last reported sale price of the Common Stock on June 1, 1998, the value of the post-Recapitalization Common Stock received as a result of the Merger would be $3.095 per share of pre-Recapitalization Common Stock, $10.27 per share of Series A Preferred and $1,779.70 per share of Series B Preferred. Based on the $13 per share at which the Company expects to offer 800,000 shares of post-Recapitalization Common Stock in a rights offering (and at which investors advised by Three Cities Research, Inc. have agreed to exercise their rights and to purchase all the shares which are available to them because other rights are not exercised), the value of the post-Recapitalization Common Stock to be received as a result of the Merger would be $3.92 per share of pre-Recapitalization Common Stock, $13 per share of Series A Preferred and $2,253 per share of Series B Preferred. However, the market price of a share of post-Recapitalization Common Stock immediately after the Merger will not necessarily be either 3.32 times the market price of a share of pre-Recapitalization Common Stock immediately before the Recapitalization or $13 per share. On August 14, 1998, the last reported sale prices of the Common Stock and the Series A Preferred were $2.50 per share and $7.875 per share, respectively.

Reasons for the Merger


             Because General Textiles is a wholly-owned subsidiary of the Company, the Merger will not affect the Company's consolidated financial condition or results of operations. It will, however, simplify the Company's internal structure, by having the Company operate its businesses directly, rather than having them operated by a subsidiary (or by two subsidiaries, as was
the  case  before  the    July  1998  merger  of  Factory  2-U,  Inc.,  another
wholly-owned subsidiary of the Company, with General Textiles). More importantly, the Recapitalization will significantly simplify the Company's capital structure. Currently, the Company has outstanding 5,004,122 shares of Common Stock, 3,638,690 shares of Series A Preferred and 35,360 shares of Series B Preferred. The Series A Preferred has a preference over the Common Stock on liquidation of the Company, has a cumulative preference with regard to dividends (currently totalling almost $3.5 million per year), sometimes has no voting powers and sometimes votes together with the Common Stock as though they were a single class. Further, anything which will adversely affect the Series A Preferred, increase the number of shares of Series A Preferred which may be issued or result in issuance of stock which will be senior to, or on a parity with, the Series A Preferred must be separately approved by holders of a majority of the outstanding shares of Series A Preferred. The Series B Preferred has a preference over the Common Stock on liquidation and with regard to dividends, will be entitled to receive quarterly dividends beginning in 2002, or possibly before that, may become convertible into approximately 526.093 shares of Common Stock per share of Series B Preferred, and votes together with the Common Stock, with each share of Series B Preferred having a number of votes equal to the number of shares of Common Stock into which it is, or may become, convertible. Although the Company will not be required actually to pay dividends on the Series B Preferred until 2002, it is accruing approximately $2.6 million per year for future dividends (which reduces earnings available to Common Stock by that amount). After the Recapitalization, the Company no longer will have any outstanding preferred stock. Its only outstanding stock will be Common Stock, 13.4% of which will be held by pre-Recapitalization holders of Common Stock, 32.3% of which will be issued to the pre-Recapitalization holders of Series A Preferred and 54.3% of which will be issued to the pre-Recapitalization holders of Series B Preferred.

Summary of Effects of the Merger on Common Stock, Series A Preferred and Series B Preferred


             The Merger will, among other things, have the following effects on the holders of the Common Stock, the Series A Preferred and the Series B
Preferred:


Common Stock


      Conversion into post-Recapitalization
      Common  Stock                                     Each  share of pre-
                                                        Recapitalization Common
                                                        Stock will become
                                                        .30133     shares     of
                                                        post-Recapitalization
                                                        Common Stock.
      Voting
                                                        Currently,   holders  of
                                                        Common     Stock    vote
                                                        together     with    the
                                                        holders  of the Series B
                                                        Preferred,    and    are
                                                        entitled  to cast  21.2%
                                                        of the votes cast by the
                                                        holders  of  the  Common
                                                        Stock  and the  Series B
                                                        Preferred         voting
                                                        together.   Holders   of
                                                        Series  A  Preferred  do
                                                        not have the   right to
                                                        vote with regard to most
                                                        matters.    After    the
                                                        Merger,      all     the
                                                        Company's   stockholders
                                                        will   have   the   same
                                                        voting rights and, based
                                                        on the shares which will
                                                        be           outstanding
                                                        immediately   after  the
                                                        Merger,  former  holders
                                                        of  pre-Recapitalization
                                                        Common   Stock  will  be
                                                        entitled  to cast  13.4%
                                                        of  the  votes  cast  on
                                                        matters presented to the
                                                        stockholders.

      Dividends
                                                        Currently,  the  Company
                                                        may    not    pay    any
                                                        dividends with regard to
                                                        the Common  Stock  until
                                                        it has paid all required
                                                        dividends  on the Series
                                                        A   Preferred   and  the
                                                        Series B  Preferred.  At
                                                        this   time,   the  only
                                                        required  dividends  are
                                                        $3.46  million  per year
                                                        with   regard   to   the
                                                        Series   A    Preferred.
                                                        However,   beginning  in
                                                        2002,  the Company  will
                                                        also be  required to pay
                                                        dividends  on the Series
                                                        B Preferred, which based
                                                        upon    the    currently
                                                        outstanding   number  of
                                                        shares, will total $2.12
                                                        million     in     2002,
                                                        increasing  gradually to
                                                        $4.24  million  in  2005
                                                        and  each   year   after
                                                        that.  After the Merger,
                                                        former     holders    of
                                                        pre-Recapitalization
                                                        Common Stock will
                                                        receive  the   same
                                                        dividends per share
                                                        of post-Recapitalization
                                                        Common Stock, if any, as
                                                        former holders of Series
                                                        A Preferred and Series B
                                                        Preferred.   Based  upon
                                                        the shares which will be
                                                        outstanding  immediately
                                                        after the Merger, former
                                                        holders   of pre-
                                                        Recapitalization Common
                                                        Stock  will  be entitled
                                                        to   13.4%  of   any
                                                        amount  which is paid as
                                                        dividends.

      Liquidation                                       If the Company were
                                                        liquidated prior to
                                                        the    Recapitalization,
                                                        holders of Common  Stock
                                                        would  not  receive  any
                                                        distributions      until
                                                        holders  of the Series A
                                                        Preferred  and  Series B
                                                        Preferred  had  received
                                                        distributions  totalling
                                                        approximately     $71
                                                        million.   However,  the
                                                        holders  of  the  Common
                                                        Stock would  receive all
                                                        distributions  in excess
                                                        of  that  amount.  After
                                                        the    Merger,    former
                                                        holders   of    pre-
                                                        Recapitalization
                                                        Common   Stock  will  be
                                                        entitled   to  the  same
                                                        liquidating   distribu-
                                                        tions  per share of
                                                        post-Recapitalization
                                                        Common   Stock   as  the
                                                        former holders of Series
                                                        A   Preferred   and  the
                                                        Series   B    Preferred.
                                                        Based  upon  the  shares
                                                        which    will      be
                                                        outstanding  immediately
                                                        after  the  Merger,  the
                                                        former holders of Common
                                                        Stock  would be entitled
                                                        to  13.4%  of  all  sums
                                                        distributed to stock-
                                                        holders on liquidation
                                                        of    the      Company.

Series A Preferred

      Conversion into Post-Recapitalization            Each share of Series A
      Common  Stock                                    Preferred  will  become
                                                       one share of  post-
                                                       Recapitalization
                                                       Common Stock.


      Voting Holders of Series A Preferred do not have the right to vote on matters presented to the stockholders, except
                                                       (i) if the Company
                                                       has  failed  to pay  four
                                                       quarterly  dividends  on
                                                       the  Series A
                                                       Preferred or (ii) with
                                                       regard to matters
                                                       directly  affecting the
                                                       Series A Preferred
                                                       (including a sale of
                                                       the Company,  issuance of
                                                       another  class or series
                                                       of shares  which  ranks
                                                       prior to or on a
                                                       parity  with the Series
                                                       A  Preferred,  an
                                                       adverse  change in the
                                                       terms of the Series A
                                                       Preferred,  or a  trans-
                                                       action,  such as the
                                                       Merger,  in which the
                                                       Series A Preferred  is
                                                       changed into another
                                                       type of security or
                                                       asset). After the
                                                       Recapitalization, all the
                                                       Company's  stockholders
                                                       will hold  post-
                                                       Recapitalization  Common
                                                       Stock,  and therefore
                                                       will have the same
                                                       voting rights.  Based on
                                                       the  shares  which
                                                       will be  outstanding
                                                       immediately  after  the
                                                       Merger,  former holders
                                                       of Series A Preferred
                                                       will be entitled to
                                                       cast  32.3%  of  the
                                                       votes  cast  on  matters
                                                       presented  to the
                                                       stockholders.

      Dividends                                        Holders of the Series A
                                                       Preferred  are
                                                       entitled to receive
                                                       dividends of $.95 per
                                                       share per year, payable
                                                       quarterly, before the
                                                       Company may pay any
                                                       dividends on the Common
                                                       Stock or the Series B
                                                       Preferred. However,
                                                       holders of the Series A
                                                       Preferred are not
                                                       entitled to any dividends
                                                       in excess of $.95 per
                                                       share per year.  After
                                                       the  Merger,  former
                                                       holders  of Series A
                                                       Preferred will have no
                                                       dividend preference,
                                                       but will be entitled
                                                       to 32.3% of whatever
                                                       amount,  if any, is
                                                       paid as dividends  with
                                                       regard to the  post-
                                                       Recapitalization  Common
                                                       Stock.

      Liquidation
                                                       Holders of the Series A
                                                       Preferred  are  entitled
                                                       to receive $10
                                                       per share (plus any
                                                       accumulated  unpaid
                                                       dividends)  upon
                                                       liquidation  of the
                                                       Company,  before  the
                                                       Company  may make any
                                                       liquidating  distri-
                                                       butions to holders of
                                                       Common Stock or Series B
                                                       Preferred.  However,
                                                       holders  of  Series  A
                                                       Preferred  are  not
                                                       entitled to receive more
                                                       than $10 per share (plus
                                                       any accumulated
                                                       but unpaid dividends)
                                                       upon liquidation of the
                                                       Company.  After the
                                                       Merger,  former holders
                                                       of Series A Preferred
                                                       will be entitled to
                                                       the    same  liquidating
                                                       distributions per share
                                                       of post-Recapitalization
                                                       Common  Stock  as the
                                                       former  holders  of
                                                       pre-Recapitalization
                                                       Common Stock and Series B
                                                       Preferred.  Based
                                                       upon the shares which
                                                       will be outstanding
                                                       immediately  after the
                                                       Merger,  the  former
                                                       holders  of  Series  A
                                                       Preferred  would be
                                                       entitled  to 32.3% of
                                                       all sums  distributed
                                                       to  stockholders  on
                                                       liquidation of the
                                                       Company.

      Conversion                                        The Series A Preferred
                                                        is convertible into
                                                        2.561 shares of
                                                        pre-Recapitalization
                                                        Common  Stock  per share
                                                        of  Series A  Preferred.
                                                        If the  Company  were to
                                                        take  certain   actions,
                                                        the  number of shares of
                                                        Common Stock issuable on
                                                        conversion of the Series
                                                        A    Preferred     might
                                                        increase (or decrease)
                                                        to      prevent
                                                        dilution      of     the
                                                        conversion   right.  The
                                                        shares     of   post-
                                                        Recapitalization
                                                        Common  Stock into which
                                                        the  Series A  Preferred
                                                        will be converted by the
                                                        Merger   will   be   the
                                                        equivalent   of   3.0133
                                                        shares    of  pre
                                                        Recapitalization
                                                        Common Stock.  That will
                                                        give the former  holders
                                                        of  Series  A  Preferred
                                                        32.3%       of       the
                                                        post-Recapitalization
                                                        Common  Stock which will
                                                        be           outstanding
                                                        immediately    following
                                                        the   Merger,   compared
                                                        with 28.3% of the Common
                                                        Stock  which  they would
                                                        own if all the  Series A
                                                        Preferred  and  Series B
                                                        Preferred were converted
                                                        into  Common   Stock  in
                                                        accordance   with  their
                                                        terms.

      Redemption at the Company's Option                The Company  has the
                                                        option to redeem  all,
                                                        but not less   than
                                                        all, the  outstanding
                                                        Series A Preferred for
                                                        $10.70 per share,
                                                        declining    gradually
                                                        to    $10   per
                                                        share at and after  July
                                                        21,  2004.  Even  before
                                                        July   21,   2004,   the
                                                        Company  has the  option
                                                        to redeem  the  Series A
                                                        Preferred  for  $10  per
                                                        share at any  time  when
                                                        the    price    of   the
                                                        Company's  Common  Stock
                                                        is at  least  137.5%  of
                                                        the   conversion   price
                                                        then  in   effect.   The
                                                        Company   will  have  no
                                                        right  to   redeem   the
                                                        post-Recapitalization
                                                        Common Stock which would
                                                        be issued to  holders of
                                                        Series A Preferred  as a
                                                        result of the Merger.


Series B Preferred

      Conversion into Post-Recapitalization             Each share of Series B
      Common Stock                                      Preferred will become
                                                        173.33 shares of
                                                        post-Recapitalization
                                                        Common Stock.

      Voting Holders of Series B Preferred vote together with the holders of the Common Stock, and are entitled to cast 78.8% of the votes cast by the holders of the
                                                        Series B Preferred
                                                        and the Common Stock,
                                                        voting together.
                                                        Holders of Series A
                                                        Preferred do not have
                                                        the right to vote with
                                                        regard to most matters.
                                                        After the Merger, all
                                                        the Company's stock-
                                                        holders will hold
                                                        post-Recapitalization
                                                        Common Stock, and there-
                                                        fore will have the same
                                                        voting rights. Based on
                                                        the shares which will
                                                        be outstanding im-
                                                        mediately after the
                                                        Merger, former holders
                                                        of Series B Preferred
                                                        will be entitled to
                                                        cast 54.3% of the votes
                                                        cast in matters
                                                        presented to the stock-
                                                        holders.



      Dividends                                         Until 2002, the Company
                                                        is not required to pay
                                                        any dividends with re-
                                                        gard to the Series B
                                                        Preferred unless the
                                                        Company defaults on
                                                        its revolving credit
                                                        facilities or declares
                                                        dividends on its
                                                        Common Stock. Beginning
                                                        in 2002, the Company
                                                        will be required to pay
                                                        dividends with regard to
                                                        Series B Preferred,
                                                        which will be $60 per
                                                        share in 2002, and
                                                        will increase by $20
                                                        per share each
                                                        year after that until
                                                        2005, during and after
                                                        which the dividend
                                                        will be $120 per share
                                                        per year.  However, the
                                                        Company may not pay any
                                                        dividends with regard
                                                        to Series B Preferred
                                                        in a year unless it pays
                                                        dividends of $.95 per
                                                        share (a total of $3.46
                                                        million based on the
                                                        currently outstanding
                                                        shares) with regard to
                                                        the Series A Preferred,
                                                        plus any dividends
                                                        which should have been,
                                                        but were not, paid in
                                                        prior years with regard
                                                        to Series A Preferred.
                                                        On the other hand, the
                                                        Company may not pay any
                                                        dividends with regard to
                                                        the Common  Stock  until
                                                        it has paid all required
                                                        dividends  on the Series
                                                        B  Preferred.  After the
                                                        Merger,  former  holders
                                                        of  Series  B  Preferred
                                                        will  receive  the  same
                                                        dividends  per  share of
                                                        post-Recapitalization
                                                        Common Stock, if any, as
                                                        former holders of Series
                                                        A     Preferred      and
                                                        pre-Recapitalization
                                                        Common Stock. Based upon
                                                        the shares which will be
                                                        outstanding  immediately
                                                        after  the  Merger,  the
                                                        former holders of Series
                                                        B  Preferred   would  be
                                                        entitled to 54.3% of any
                                                        amount  which is paid as
                                                        dividends.


      Liquidation                                       Holders   of   Series  B
                                                        Preferred    are     not
                                                        entitled  to receive any
                                                        distributions       upon
                                                        liquidation    of    the
                                                        Company until holders of
                                                        the  Series A  Preferred
                                                        have            received
                                                        distributions of $10 per
                                                        share  (totalling  $36.4
                                                        million   based  on  the
                                                        currently    outstanding
                                                        shares   of   Series   A
                                                        Preferred).  After those
                                                        liquidating
                                                        distributions  have been
                                                        made with  regard to the
                                                        Series   A    Preferred,
                                                        holders  of the Series B
                                                        Preferred  are  entitled
                                                        to receive distributions
                                                        of   $1,000   per  share
                                                        (plus any accumulated or
                                                        accrued    but    unpaid
                                                        dividends)   before  any
                                                        liquidating
                                                        distributions   may   be
                                                        made with  regard to the
                                                        Common  Stock.  However,
                                                        holders  of the Series B
                                                        Preferred     are    not
                                                        entitled      to     any
                                                        liquidating
                                                        distributions  in excess
                                                        of   $1,000   per  share
                                                        (plus any accumulated or
                                                        accrued    but    unpaid
                                                        dividends).   After  the
                                                        Merger,  former  holders
                                                        of  Series  B  Preferred
                                                        will be  entitled to the
                                                        same         liquidating
                                                        distributions  per share
                                                        of post-Recapitalization
                                                        Common   Stock   as  the
                                                        former holders of Series
                                                        A     Preferred      and
                                                        pre-Recapitalization
                                                        Common Stock. Based upon
                                                        the shares which will be
                                                        outstanding  immediately
                                                        after  the  Merger,  the
                                                        former holders of Series
                                                        B  Preferred   would  be
                                                        entitled to 54.3% of all
                                                        sums    distributed   to
                                                        stockholders          on
                                                        liquidation    of    the
                                                        Company.

      Conversion                                        Beginning    30    days
                                                        after    there    is  no
                                                        outstanding   Series   A
                                                        Preferred  (or if  there
                                                        is a change  of  control
                                                        of  the  Company),   the
                                                        Series  B  Preferred  is
                                                        convertible into 526.093
                                                        shares                of
                                                        pre-Recapitalization
                                                        Common  Stock  per share
                                                        of  Series B  Preferred.
                                                        If the  Company  were to
                                                        take  certain   actions,
                                                        the  number of shares of
                                                        Common Stock issuable on
                                                        conversion of the Series
                                                        B    Preferred     might
                                                        increase  (or  decrease)
                                                        to prevent  dilution  of
                                                        the  conversion   right.
                                                        The       shares      of
                                                        post-Recapitalization
                                                        Common  Stock into which
                                                        a  share  of   Series  B
                                                        Preferred     will    be
                                                        converted  by the Merger
                                                        will  be the  equivalent
                                                        of   575.46   shares  of
                                                        pre-Recapitalization
                                                        Common Stock.
                                                         That   will   give  the
                                                        former holders of Series
                                                        B Preferred 54.3% of the
                                                        post-Recapitalization
                                                        Common  Stock which will
                                                        be           outstanding
                                                        immediately    following
                                                        the   Merger,   compared
                                                        with 56.5 percent of the
                                                        Common  Stock if all the
                                                        Series A  Preferred  and
                                                        Series B Preferred  were
                                                        converted   into  Common
                                                        Stock in accordance with
                                                        their terms.

      Redemption at the                                 At any time when there
      Company's Option                                  no longer is any out-
                                                        standing Series A
                                                        Preferred, the Company
                                                        may redeem all, but
                                                        not less than all, the
                                                        outstanding Series B
                                                        Preferred for $1,000
                                                        per share.  Also, if at
                                                        any time the holders of
                                                        the Series B Preferred
                                                        become entitled to
                                                        dividends because the
                                                        Company is in default
                                                        under a loan agreement,
                                                        the Company may redeem
                                                        all, but not less than
                                                        all, the Series B
                                                        Preferred by issuing
                                                        three   year    8%
                                                        convertible subordinated
                                                        notes in a principal
                                                        amount equal to $1,000
                                                        per share of Series B
                                                        Preferred plus all
                                                        accumulated or accrued
                                                        but unpaid dividends.
                                                        The Company will have no
                                                        right to redeem the
                                                        post-Recapitalization
                                                        Common Stock which will
                                                        be issued to holders of
                                                        Series B Preferred as
                                                        a result of the Merger.



Vote Required

             The Merger must be approved by the holders of a majority of the outstanding Common Stock and Series B Preferred, voting together as though they were a single class (with the holders of Series B Preferred being entitled to cast 526.09 votes for each share of Series B Preferred held by them), and must also be approved by the holders of a majority of the outstanding Series A Preferred, voting as a separate class. Investors advised by Three Cities research, Inc. ("Three Cities Research") own a total of 902,156 shares of
Common Stock and  30,910 shares of Series B Preferred.   They  included  three
investors (the "Three Cities Investors") which own a total of 777,721 shares of Common Stock and 22,421 shares of Series B Preferred (equal to approximately 15.5% of the outstanding Common Stock and 63.4% of the outstanding Series B
Preferred  and  entitled to cast  approximately   53.3% of the total number of
votes which may be cast by the holders of the Common Stock and Series B Preferred with regard to the Merger ) who have agreed with the Company that they will vote all those shares in favor of the Merger. Therefore, the Merger will be approved by the holders of the Common Stock and the Series B Preferred, even if no other holders vote in favor of the Merger. However, the Merger also must be approved by the holders of a majority of the outstanding shares of Series A Preferred. No holders of Series A Preferred have made (or have been asked to make) any commitments as to how they will vote with regard to the Merger, except that Peter V. Handal and John J. Borer, III, the members of the Independent Directors' Committee which evaluated the fairness of the Merger to the Common Stockholders have said they will vote any shares of Common Stock, Series B Preferred Stock or Series A Preferred Stock they own for and against the Merger in the same proportions other stockholders vote for and against the Merger.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MERGER OF GENERAL TEXTILES, INC. INTO THE COMPANY.


Background of the Merger

             The Merger is part of a restructuring and recapitalization being undertaken by the Company. The steps of this restructuring and recapitalization, some of which have already been completed, are as follows:

o On April 30, 1998, General Textiles issued (i) $3,350,000 principal amount of Subordinated Notes due 2003 in satisfaction of $4,900,000 principal amount of Subordinated Reorganization Notes, and (ii) $17,335,097.65 principal amount of Junior Subordinated Notes due 2005, as well as 75,000 shares of Common Stock and warrants entitling the holders to purchase 274,418 shares of Common Stock for $6.00 per share, in satisfaction of $17,335,097.65 principal amount of Junior Subordinated Reorganization Notes.


o On July 31, 1998, Factory 2-U, Inc. and the corporation that was then General Textiles were merged into a newly formed Delaware corporation, the full name of which is "General Textiles, Inc." The Company, as the sole stockholder of both Factory 2-U, Inc. and General Textiles, received all the shares of the new General Textiles.

o The Company will shortly distribute to its stockholders (including its preferred stockholders) transferable Rights entitling the holders to purchase a total of 800,000 shares of post-Recapitalization Common
      Stock for $13 per share (or, if the Merger is not approved, 3,000,000 shares of pre-Recapitalization Common Stock for $3.467 per share) on or before September 30, 1998 (or a later date selected by the Company). The
      Company's  stockholders   will receive one Right for each 41.46 shares of
      Common  Stock,  one Right for each 16.07 shares of Series A Preferred  and
      12.78 Rights for each share of Series B Preferred. The Rights will provide that any holder who exercises the Rights evidenced by a Subscription Certificate may "oversubscribe" to purchase, in addition to the shares as to which the Rights are exercised, up to any specified number of shares of Common Stock which are offered to holders of Rights but are not purchased through exercise of Rights, with the total number of shares as to which Rights are not exercised to be allocated among holders who exercise the oversubscription privilege on the basis of the numbers of shares as to
      which they  exercise the  oversubscription  privilege.   The Three Cities
      Investors, which will receive Rights to purchase 305,490 shares as holders of Common Stock and Series B Preferred, have committed to exercise all the Rights they will receive and to exercise their oversubscription privilege as to 494,510 shares of Common Stock (the entire number of shares subject to Rights which are being issued to stockholders other than the Three Cities Investors). Therefore, all 800,000 shares of Common Stock which are being offered to holders of Rights will be purchased, even if no one but the Three Cities Investors exercises Rights.

o At the meeting to which this Proxy Statement relates, the Company's stockholders are being asked to vote upon the Merger. If the Merger is approved, (i) the Company will directly operate its business rather than its being operated through a subsidiary, (ii) the Company's name will be changed to "Family Bargain Stores, Inc." and (iii) the only outstanding stock of the Company will be Common Stock (the Series A Preferred and Series B Preferred will be converted into Common Stock).

o     If the Merger is not approved by the Company's stockholders:


      o As promptly as practicable after the stockholders meeting at which the Merger is not approved, General Textiles will begin an exchange offer in which holders of all three classes or series of the Company's stock will be given the opportunity to exchange their stock of the Company for General Textiles common stock at the rate of 0.30133 shares of General Textiles common stock for each share of the Company's Common Stock, one share of General Textiles common stock for each share of the Company's Series A Preferred and 173.33 shares of General Textiles common stock for each share of the
             Company's Series B Preferred.   General Textiles will issue to the
             Company the shares of General Textiles Common Stock which are not issued to the Company's stockholders because they do not exchange their Company stock for General Textiles stock. Therefore, General Textiles will have the same number of shares of Common Stock outstanding regardless of how many shares of the Company's stock are tendered for exchange. The Three Cities Investors have agreed that if this exchange offer is made, they will exchange all their Family Bargain Common Stock and Series B Preferred for a total of 5,488,210 shares of General Textiles common stock (or a higher number of shares if the Three Cities Investors purchase common stock by exercising the oversubscription privilege in the Rights offering). If no shares of the Company's stock owned by
             anyone  other  than  the  group  of  Three  Cities   Investors  are
             exchanged, the issuance of General Textiles common stock to the Three Cities Investors as a result of the exchange offer would reduce the Company's ownership of General Textiles to 64% or less of its common stock. Any exchanges of the Company's stock by other
             stockholders   would  further   reduce  the  Company's   percentage
             ownership of General Textiles. The Company's interest in General Textiles and $16.4 million of subordinated notes of General
             Textiles by the Company would be the Company's only significant assets.

      o As promptly as practicable after the General Textiles exchange offer terminates, the Company will hold a stockholders meeting at which its stockholders will (x) elect new directors (who, the Company has been advised, will not include anyone affiliated with Three Cities Research) and (y) be asked to vote upon a proposal to exchange shares of General Textiles which the Company owns for shares of the Company's stock which General Textiles acquired through the exchange offer. At this meeting, General Textiles will vote its Common Stock and Series B Preferred pro rata with the Company's other stockholders with regard to the election of directors, but will vote all the Company's stock which General Textiles owns in favor of the proposal to exchange some of the Company's General Textiles common stock for the Company's stock which General Textiles owns. That exchange will eliminate the interlocking relationship in which the Company may own as much as 64% of General Textiles' common stock and General Textiles will own at least 64% in voting power of the Company's Common Stock and Series B Common Stock. However, it will further reduce the Company's ownership of General Textiles to 48%, or less, depending on how many shares of the Company's stock are exchanged for General Textiles common stock as a result of the exchange offer.


             The purpose of the restructuring described above and the Recapitalization which will result from the Merger is to simplify the Company's internal structure and its capital structure. The Subordinated Reorganization Notes and the Junior Subordinated Reorganization Notes, which had been issued in 1994 as part of General Textiles' Chapter 11 Plan of Reorganization, would for several years have absorbed almost all General Textiles' annual cash flow in excess of a specified amount. This would have prevented General Textiles from reinvesting at least part of its cash flow in its business. It also made it inadvisable for the Company to merge General Textiles and Factory 2-U, even though most of their functions (including administration, purchasing and distribution) had been combined. A merger of the two companies would have required Factory 2-U's cash flow to be applied to pay the Subordinated Reorganization Notes and the Junior Subordinated Reorganization Notes, rather than being available for operations and growth. By exchanging the Subordinated Reorganization Notes and Junior Subordinated Reorganization Notes for new, fixed payment notes, the Company made it possible to reinvest its cash flows in excess of the amounts it has to pay with regard to the new notes and made it feasible to merge General Textiles and Factory 2-U, which was then done.


              The  Company's  Board of Directors  believes that the complicated
nature of the Company's capital structure, together   with   the   fact   that
the liquidation preference of the two classes of preferred stock exceeds $71 million and annual charges for dividends on the preferred stock (including charges for future dividends on the Series B Preferred) exceed $6.1 million, have adversely affected the market perception of the Common Stock. The Company believes the most effective way to change this capital structure is through the Merger, which will cause all the Series A Preferred and Series B Preferred automatically to become Common Stock. If, however, the Company's stockholders (and in particular, the holders of the Series A Preferred) do not approve the Merger, the Company will cause General Textiles to offer to exchange its common stock for Common Stock, Series A Preferred and Series B Preferred of the Company. This offer will be registered under the Securities Act of 1933, as amended, and will cause General Textiles' common stock to be publicly held. Because General Textiles conducts all the Company's operations, and does not have any outstanding preferred stock, the value of General Textiles' common stock should approximate what the value of the Company's Common Stock would have been if the Merger had been approved, except that it may reflect the fact that the Company holds $16.4 million of General Textiles notes.

Independent Directors' Committee

             In connection with the Recapitalization, it was necessary to determine the numbers of shares of post-Recapitalization Common Stock into which a share of pre-Recapitalization Common Stock, a share of Series A Preferred and
a  share   of  Series   B  Preferred  would  be  converted.    Although   the
pre-Recapitalization Common Stock and the Series A Preferred are traded on the Nasdaq Small-Cap Market, there is no market for the Series B Preferred. Further, the rights and preferences of the Series A Preferred and Series B Preferred are very different. Therefore, there was no simple formula for determining the numbers of shares of post-Recapitalization Common Stock into which the pre-Recapitalization common stock, the Series A Preferred and the Series B Preferred would be converted. Because representatives of Three Cities hold three of the six positions on the Company's Board of Directors, and investors advised by Three Cities hold 87% of the Series B Preferred (as well as holding 18% of the Common Stock), the Board of Directors felt that the decision as to the numbers of shares of post-Recapitalization Common Stock into which the pre-Recapitalization Common Stock, Series A Preferred and Series B Preferred would be converted should be reviewed by a committee of directors who had no relationship to Three Cities Research. Further, the Board of Directors felt it was best that no employees of the Company be members of that Committee. Accordingly, on March 6, 1998, the Board of Directors appointed John J. Borer, III and Peter V. Handal as a Committee to negotiate the terms of the Recapitalization on behalf of the holders of the pre-Recapitalization Common
Stock and to advise the Board as to whether the terms of the   Recapitalization
are fair to the pre-Recapitalization common stockholders. Shortly thereafter, the Committee retained Kramer, Levin, Naftalis & Frankel as its legal counsel.


             On April 8, 1998 the Committee held its first meeting and discussed the proposed settlement with holders of the Company's Subordinated Reorganization Notes and Junior Subordinated Reorganization Notes, that had been presented at a meeting of the Company's Board of Directors that had occurred
that  morning.   The  Committee felt that   implementation of this  settlement
would   affect   whatever    reorganization   proposal    Three    Cities
presented. The Committee undertook to contact several investment bankers with the intention of engaging a financial advisor to evaluate the fairness of any proposed transaction to the pre-Recapitalization holders of Common Stock.

             On April 21, 1998, Three Cities delivered a recapitalization proposal to the Committee. This proposal assumed:

             (i) that each share of Common Stock would continue to be one share of Common Stock, each share of Series A Preferred would be converted into 3.75 shares of Common Stock, and each share of Series B Preferred would be converted into 650 shares of Common Stock;

             (ii) that the Company would issue to the Company's stockholders rights to purchase the equivalent of up to 3 million pre-Recapitalization shares of Common Stock for $3.25 per pre-Recapitalization share and that Three Cities Investors would agree to exercise their rights and also any other rights the holders of which decline to exercise; and

             (iii) that some of the proceeds from the exercise of the rights would be used to prepay Subordinated Notes which the Company proposed to issue in exchange for the Subordinated Reorganization Notes.

This proposal would have decreased the percentage ownership of the pre-Recapitalization Common Stockholders from 15.4% to 12.1% and of the Series B Preferred Stockholders from 55.0% to 53.5% (based upon the then outstanding Common Stock and Series B Preferred), while increasing the percentage ownership of the Series A Preferred stockholders from 29.7% to 34.4%.

             On April 27, 1998, the Committee held its second meeting, at which the proposal from Three Cities was discussed. The Committee felt that the proposal attempted to strike a balance among the Company's stockholder constituencies, but that it produced too great a dilution in the percentage of the Company that the pre-Recapitalization Common Stockholders would own after the Merger. The Committee discussed various changes to the Three Cities proposal that might alleviate this problem.

             Shortly thereafter, the members of the Committee met with representatives of Three Cities to discuss various ways Three Cities' proposal could be improved from the point of view of the Company's pre-Recapitalization Common Stockholders. They discussed the possibility of having the Company issue warrants to purchase additional shares of Common Stock to the pre-Recapitalization Common Stockholders. Three Cities felt that any issuance of new securities would undercut one of the primary goals of the reorganization, i.e., to simplify the Company's capital structure.

             After their meeting with Three Cities, the Committee members met with the Company's Board of Directors. At that meeting they described their meeting with the representatives of Three Cities, and told the Board of Directors that they felt Three Cities' proposal was not unreasonable, but that the pre-Recapitalization Common Stockholders' share needed to be improved.

             On May 6, 1998, the Committee held its third meeting and discussed the progress of the negotiations with Three Cities. At that meeting the Committee formally decided to engage Ladenburg Thalmann & Co. Inc. ("Ladenburg") as its financial advisor. Shortly thereafter Ladenburg began its analysis of Three Cities' proposal.

             On May 14, 1998, the Committee held its fourth meeting. Representatives of Ladenburg and the Committee's legal counsel were present. At the meeting, Ladenburg discussed its preliminary analysis of the proposal from Three Cities.

             On May 19, 1998, the Committee  members had meetings with Ladenburg and then with Ladenburg and Three Cities to discuss ways the proposal might be improved for the pre-Recapitalization Common Stockholders. Three Cities reiterated its objection to any plan that complicated the Company's post-Recapitalization capital structure by creating a new class of securities. The possibility of having the Company give a cash dividend to the Common Stockholders was also rejected, inasmuch as it was felt that it would be more advantageous for the Company to retain as much of its cash as possible. It was decided that the best solution would be to have the Company issue more shares of post-Recapitalization Common Stock to the pre-Recapitalization Common Stockholders, although the exact method by which this would be accomplished was still to be determined.

             On May 19, 1998 Three  Cities  delivered a revised  proposal to the
Committee. This revised proposal reflected the negotiations that had occurred between Three Cities and the Committee, and called for the issuance of 640,000 additional shares of Common Stock to the pre-Recapitalization Common Stockholders. The revised proposal provided that each share of pre-Recapitalization Common Stock would be converted into 0.30133 shares of post-Recapitalization Common Stock, each share of Series A Preferred would be converted into one share of post-Recapitalization Common Stock, and each share of Series B Preferred would be converted into 173.33 shares of post-Recapitalization Common Stock, assuming in each case an effective one for
3.75 reverse stock split simultaneous with the conversion. This revision increased the percentage of the post-Recapitalization Company that would be owned by the pre-Recapitalization Common Stockholders to 13.5%, from the 12.1% they would have owned under the first proposal (based in each case on the then outstanding Common Stock and Series B Preferred). Three Cities also said that if the Recapitalization were on those terms, the Three Cities Investors would vote in favor of the Recapitalization, and would commit to purchase for $13 per share in cash all the post-Recapitalization Common Stock they could purchase by exercising Rights issued to them in connection with the rights offering and exercising the oversubscription privilege to purchase all shares which are not purchased by other Rights holders.

             On May 21, 1998, the Committee met again with Ladenburg and then with Ladenburg and Three Cities to discuss Three Cities' revised proposal. At that meeting, the Committee asked Three Cities to analyze the tax consequences of various methods of issuing additional shares of Common Stock to the pre-Recapitalization Common Stockholders. After these meetings, the Committee met with its counsel and with Ladenburg. At that meeting, Ladenburg stated to the Committee that, subject to the completion of its due diligence investigation of the Company, and to the tax analysis, it expected to be able to deliver its written opinion that the revised consideration to be
received by the holders of the Series A Preferred and Series B   Preferred
  was   fair,   from  a   financial   point   of   view,   to  the
pre-Recapitalization Common Stockholders.

             On May 27, 1998, the Committee held its seventh meeting. At this meeting Ladenburg presented the Committee with a booklet that set forth in draft form the methods Ladenburg had used in its analyses of the proposal. It was also noted that a draft form of its fairness opinion was delivered to counsel to the Committee for review. The Committee members analyzed the booklet carefully and asked many questions of Ladenburg about its contents. Ladenburg stated to the Committee that, subject to completion of its due diligence and tax analysis, it remained of the preliminary view that the consideration to be received by the holders of the Series A and Series B Preferred was fair, from a financial point of view, to the pre-Recapitalization Common Stockholders. At the end of this meeting, the Committee voted to inform the Board that, subject to receipt of Ladenburg's final opinion and a suitable tax opinion from Rogers & Wells, the Committee felt the terms of the Merger were fair to the Committee's pre-Recapitalization Common Stockholders.

             On June 16, 1998, Ladenburg delivered to the Committee copies of its Family Bargain Corporation Presentation booklet, which described Ladenburg's various analyses of the Recapitalization, and a revised draft of its fairness opinion. The members of the Committee studied the booklet and draft opinion and discussed their contents among themselves and with their legal counsel for the next few days.

             On June 18, 1998, the Committee held its eighth formal meeting. Representatives of Ladenburg and of Kramer Levin were in attendance at this meeting. At this meeting Ladenburg gave a presentation in which it described the contents of the booklet and the fairness opinion. After this presentation the Committee members asked Ladenburg numerous questions about Ladenburg's analysis. At the end of this meeting the Committee voted to inform the Board that, subject to receipt of a suitable tax opinion from Rogers & Wells, it was the Committee's view that the terms of the Recapitalization were fair to the Company's pre-Recapitalization Common Stockholders.

      Reasons for the Committee's Conclusion

             In reaching its conclusion, the Committee considered the factors described below. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Committee did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its conclusion.

             (i) Advantages to the Company. The Committee considered the benefits that consummation of the Merger would provide to the Company, including (A) savings of administrative expenses resulting from the elimination of the holding company structure, and (B) the greater flexibility and certainty that the simplified capital structure will provide to the Company's management. The Committee believes that these advantages should be of benefit to the Company's pre-Recapitalization Common Stockholders.

             (ii) Advantages to Common Stockholders. The Committee believes that the Company's simplified capital structure, especially the elimination of the special rights of the two series of the Preferred Stock, after the Merger will make the Common Stock more attractive to the financial markets.

             (iii) Opinion of Ladenburg. The Committee considered the preliminary view of its financial advisor, Ladenburg, on May 27, 1998 (which preliminary view was confirmed in a written opinion dated June 18, 1998), to the effect that, as of such dates and subject to the assumptions and limitations therein, the consideration to be received by the holders of the Company's Series A Preferred and Series B Preferred in the Merger was fair, from a financial point of view, to the pre-Recapitalization holders of the Common Stock. The Committee also considered the presentations made by Ladenburg. See "Opinion of the Committee's Financial Advisor." A copy of Ladenburg's opinion to the Committee, dated June 18, 1998, is attached as Exhibit C to this Proxy Statement and is incorporated herein by reference. That opinion should be read in its entirety for a description of the opinion expressed, procedures followed, assumptions made, matters considered and limitations of review undertaken in connection with the opinion.


                    The Committee considered such opinion and such presentations to support its recommendation. In light of its familiarity with the Company and Ladenburg's responses to questions during such presentations (including questions with respect to the valuation methods used by Ladenburg in its valuation analyses), the Committee found reasonable, and relied upon, Ladenburg's analyses and opinion. In particular, the Committee found reasonable the accretion/dilution analysis, equity valuation, and EPS valuation analysis presented by Ladenburg. The Committee concluded that the amount of dilution to earnings per pre- Recapitalization common share that would occur as a result of the Merger was acceptable, given the positive effects the Merger would have, including, (A) the increase in common stock market capitalization, (B) the simplification of the Company's capital structure, (C) the elimination of the liquidation preferences of the senior securities and (D) the elimination of cash dividends of Series A Preferred and non-cash dividends of Series B Preferred. Moreover, the Committee noted that part of this dilution in earnings per share would result from the issuance of Common Stock pursuant to the Rights Offering, for which issuance the Company would receive cash proceeds of $13 per post-Recapitalization share.

             (iv) Independent Negotiations. The Committee considered as supporting its recommendation the fact that the terms of the Merger were determined through arm's-length discussions and negotiations between members of the Committee and the Committee's advisors on the one hand, and representatives of Three Cities and their advisors on the other hand, and the fact that such negotiations
             resulted   in   an     increase   in   the   percentage   of   the
             post-Recapitalization Common Stock to be received by the pre-Recapitalization Common Stockholders. The Committee was of the view that, based on the history and nature of such discussions and negotiations it was unlikely that Three Cities would accept any proposal that offered the Company's pre-Recapitalization Common Stockholders a higher percentage of the post-Recapitalization Company.

             (v) Three Cities Investors' Willingness to Exercise Rights. The Committee considered the fact that a group of Three Cities Investors were willing to purchase at least 305,490, and possibly as many as 800,000, shares of post-Recapitalization Common Stock for $13.00 per share knowing the proposed terms of the Merger.


             The Committee was aware that the percentage of the post-Recapitalization Common Stock into which the Series A Preferred will be converted as a result of the Merger will exceed the percentage of the Common Stock into which it could be converted by exercising the conversion rights which are part of its terms. The following table shows (without taking account of the issuance of Common Stock as a result of the rights offering) the numbers of shares and percentages of the Common Stock which would be held by the pre-Recapitalization holders of the Common Stock, Series A Preferred and Series B Preferred (i) if all the Series A Preferred and Series B Preferred were converted into Common Stock in accordance with their terms, and (ii) as a result of the Merger:


                                                                                                Common Stock and
                                             Preferred Stock Converted                          Preferred Stock
                                              According to Its Terms                        Converted in the Merger
                                             -------------------------                      ------------------------

                                          Number of                                     Number of
Pre-Recapitalization                        Shares           Percentage of               Shares           Percentage of
Holders of:                            of Common Stock       Common Stock            of Common Stock      Common Stock
---------------------                  ---------------       -------------           ---------------      -------------
Common Stock                              5,004,122            15.2%                    1,507,742              13.4%

Series A Preferred Stock                  9,319,704            28.3%                    3,638,690              32.3%

Series B Preferred                       18,601,648            56.5%                    6,128,949              54.3%
                                         -----------           -----                    ---------              -----
      Total                              32,926,474           100.0%                   11,275,381             100.0%


             The Committee also was aware, however, that the holders of the Series A Preferred are not required to convert their preferred stock into Common Stock, and that at the current price of the Common Stock it is unlikely they would do so. On June 1, 1998, the day before the Company announced the terms of the rights offering and of the proposed Merger, the last sale price of the Series A Preferred reported on the Nasdaq Small-Cap Market was $9.75 and the last reported sale price of the Common Stock was $3.094. Accordingly, the market price of the 2.561 shares of Common Stock into which a share of Series A Preferred is convertible was $7.92, which was 19% less than the last reported sale price of the Series A Preferred. Even at the $13 per post-Recapitalization share at which Common Stock is being offered in the rights offering (and at which a group of Three Cities Investors have said they will exercise their rights and will purchase any other shares which are available because rights are not exercised), the pre-Recapitalization Common Stock into which the Series A

Preferred can be converted was worth only $10.03, which is only slightly more than the last reported sale price of the Series A Preferred. Because of that, and because the Merger would eliminate the preferential dividend and liquidation rights of the Series A Preferred, the Committee felt it was necessary for the holders of the Series A Preferred to receive more Common Stock as a result of the Merger than they would receive if they converted their Series A Preferred into Common Stock in accordance with the terms of the Series A Preferred. Accordingly, it accepted the merger ratio for the Series A Preferred, which, based upon a $13 per share value of a share of post-Recapitalization Common Stock, would represent a premium of approximately 33% over the June 1, 1998 last sale price of the Series A Preferred. The actual premium may be greater or less than that, to the extent the market price of the Common Stock immediately after the Merger is greater or less than $13 per share.


Opinion of the Committee's Financial Advisor

             Ladenburg was engaged by the Committee to act as its financial advisor. Ladenburg is an internationally recognized investment banking firm which, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, merchant banking, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Committee retained Ladenburg based on these qualifications and expertise.


             On June 18, 1998, at a meeting of the Committee, Ladenburg delivered a written opinion to the Committee to the effect that, as of the date of such opinion and based upon and subject to certain matters therein, including the number of shares of post-Recapitalization Common Stock to be issued with
regard to a share of  pre-Recapitalization   Common  Stock (the  "Common  Stock
Recapitalization Consideration"), the number of shares of post-Recapitalization Common Stock to be issued with regard to the Series A Preferred and Series B Preferred (the "Preferred Stock Recapitalization Consideration") was fair, from a financial point of view, to the pre-Recapitalization Common Stockholders of the Company.


             The full text of the written opinion of Ladenburg, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit C to this Proxy Statement and should be read carefully in its entirety. Although each of the analyses employed by Ladenburg in rendering its opinion is summarized below, the summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. Ladenburg did not determine or make any recommendation with respect to the type or amount of consideration to be paid in connection with the Recapitalization. The opinion of Ladenburg is directed to the Committee and relates only to the fairness of the Preferred Stock Recapitalization Consideration, from a financial point of view, to the pre-Recapitalization Common Stockholders of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Annual Meeting. The opinion of Ladenburg is subject to certain conditions and limitations set forth therein, and the summary of that opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

             In arriving at its opinion, Ladenburg reviewed and considered such information as it deemed necessary or appropriate for the purposes of stating its opinion including (i) drafts, in the forms furnished to it by representatives of the Company, of the Merger Agreement, this Proxy Statement and the registration statement (the "Registration Statement") pursuant to which the Company proposes to offer and sell to holders of Rights it will issue to its stockholders, including the Three Cities Investors, 800,000 shares of post-Recapitalization Common Stock at $13.00 per share (or 3,000,000 shares of pre-Recapitalization Common Stock at $3.467 per share if the Merger is not approved) (the "Rights Offering"), (ii) certain business and financial information relating to the Company provided by the Company, including the financial condition and results of operations of the Company, the historical financial performance, certain projected financial information provided by the Company and pro forma financial statements giving effect to the proposed transactions of the Company as provided by the Company, and the historical trading performance of the Common Stock and Series A Preferred, (iii) certain public filings made by the Company with the Securities and Exchange Commission,
(iv) the terms of the Series A Preferred and Series B Preferred, as set forth in the Certificates of Designations for the Series A Preferred and the Series B Preferred, furnished to Ladenburg by the Company, (v) to the extent publicly available, certain market criteria for securities with terms which Ladenburg considered relevant in evaluating the Series A Preferred and the Series B Preferred. In addition, Ladenburg conducted such other analyses and examinations and reviewed and considered such other financial, economic and market criteria as it deemed appropriate in arriving at its opinion. Ladenburg also met with members of senior management of the Company to discuss, among other things, the historical and prospective industry environment, financial conditions and operating results for the Company and reasons for the Recapitalization.

             In rendering its opinion, Ladenburg assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or discussed with it by the Company, the Committee, Three Cities (with the approval of the Company) or their respective advisors. With respect to the information provided by Three Cities utilized in its analyses, Ladenburg stated that it was not aware of any reason why it could not reasonably rely on such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Ladenburg, the management of the Company advised Ladenburg that such forecasts and other information and data were reasonably prepared on bases reflecting reasonable currently available estimates and judgments of management with respect to the future financial performance of the Company. Ladenburg also assumed, with the Company's consent, that the final terms of the Merger Agreement and Registration Statement reviewed by it in draft form will not vary materially from the drafts of such documents provided to it, and that the Recapitalization (if the Merger is approved by the Company's stockholders) and the Rights Offering will be consummated in all material respects as described in the drafts of this Proxy Statement and the Registration Statement provided to it. Ladenburg was not requested to and did not analyze or give any effect to the impact of any federal, state or local income taxes to the Company's stockholders arising out of the Merger. In this regard, Ladenburg assumed, with the Company's consent, that, as set forth in the Proxy Statement, the Merger would be treated as a tax free liquidation and recapitalization pursuant to the Internal Revenue Code of 1986, as amended, and would be consummated pursuant to the Merger Agreement. See " - Federal Income Tax Consequences of the Merger." Ladenburg did not express any opinion as to the value of the Common  Stock or the prices at which the Common Stock will be transferable, in each case, subsequent to the Recapitalization. Ladenburg did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor has Ladenburg made any physical inspection of the properties or assets of the Company. Ladenburg expressed no opinion as to the relative merits of the Recapitalization as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the
Company might engage. Although Ladenburg evaluated the Preferred Stock Recapitalization Consideration from a financial point of view, Ladenburg was not requested to, and did not, participate in the negotiation of the Merger Agreement or related transactions described in this Proxy Statement and was not requested to, and did not, recommend the specific consideration payable in the Recapitalization.

             In its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, based on, among other things, information provided to Ladenburg by the Company, many of which are beyond the control of the Company. Any estimates contained in Ladenburg's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein.

             The opinion of Ladenburg is necessarily based upon information available to Ladenburg, and financial, stock market and other conditions and circumstances existing and disclosed to Ladenburg, as of the date of the opinion. Ladenburg's analyses do not reflect, among other things, changes in the Company's business or prospects, changes in general business and economic conditions or any other transactions or events that have occurred since the date of its opinion or that may occur and that were not anticipated at the time such materials were prepared.

             The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant qualitative and quantitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analyses or summary description. Accordingly, Ladenburg believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Ladenburg's opinion and analyses were only one of many factors considered by the Committee in its evaluation of the Recapitalization and should not be viewed as determinative of the views of the Committee or the Company's Board of Directors with respect to the Preferred Stock Recapitalization Consideration or the proposed Recapitalization.

      Overview of Analyses

             Ladenburg used both qualitative and quantitative assessments to evaluate the Preferred Stock Recapitalization Consideration. Inherent in such assessments by Ladenburg was the view that the proposed transaction is a recapitalization of the Company in which each of the existing common and preferred stockholder classes are exchanging their existing securities for a new security in a simplified capital structure with one class of stock outstanding. In addition, compared with the existing capital structure, there would be fewer shares outstanding (having the effect of increasing the value of each new share).

             Ladenburg's determination that the Preferred Stock Recapitalization
Consideration   was   fair,   from  a   financial   point   of   view,   to  the
pre-Recapitalization Common Stockholders of the Company is based on all the qualitative and quantitative analyses described below. Such opinion takes into consideration the fact that the Company could not compel the holders of the Series A Preferred or Series B Preferred to approve a recapitalization on terms similar to the proposed Recapitalization, and that, as a result, the Recapitalization, in the manner desired by the Company, could not occur without the approval of the holders of at least a majority of the Series A Preferred and of nearly a majority of the Series B Preferred.

      Qualitative Considerations

             In addition to the quantitative analyses discussed below, Ladenburg considered a number of qualitative factors related to the Company. Ladenburg did not apply valuation weightings to any of these qualitative analyses. Among the positive qualitative factors relating to the Company, Ladenburg noted:

             (i) the significantly increased Common Stock market capitalization resulting from the Recapitalization is contemplated to have effects of (a) increasing trading volume and market liquidity for Common Stockholders, (b) eliminating the valuation discount associated with an illiquid security, (c) creating potential interest from institutional investors and portfolio managers, (d) increasing the likelihood of securities analyst coverage to increase the flow of information about the Company, (e) simplifying the capital structure for potential investors to evaluate and (f) increasing the likelihood of the common stock being listed on the Nasdaq National Market or becoming a marginable security;

             (ii) the significant accretion to operating earnings per common share based on pro forma prior year and current year earnings (fiscal year 1997 and 1998) in the near term;

             (iii) the ability to recapitalize the Company without using working capital or requiring additional financing which would require significant cash and financing risk and which might not achieve the desired simplification of the capital structure and the elimination of in excess of $70.0 million of liquidation preference;

             (iv) the  elimination  of the right of the  holders of the Series B
             Preferred  to  convert   such   securities   into  8%   Convertible
             Subordinated Notes with accompanying cash interest payments;

             (v) the reduction in the downside risk to the pre-Recapitalization Common Stockholders;

             (vi) the improvement of the Company's cash flow through the elimination of cash dividends payable on the Series A Preferred;

             (vii) that the improvement in cash flow and simpler capital structure increases the Company's ability to raise equity capital to fund future investments or the redemption of debt securities;

             (viii) the elimination of cash dividends on the Series A Preferred and dividend accruals on the Series B Preferred increases the probability of demonstrating positive earnings on the Common Stock; and

             (ix) the elimination of the burden, liquidation preference, and other rights of the senior securities.

             Among the negative qualitative factors relating to the Company, Ladenburg noted: (i) the dilution associated with the holders of the Series A Preferred and the holders of the Series B Preferred receiving more shares of Common Stock than they would have received if they had converted their shares to Common Stock under their respective Certificates of Designations; and (ii) the potential earnings dilution to the holders of the post-Recapitalization Common Stock in the 1999 and 2000 fiscal years.

      Quantitative Analyses

             Ladenburg   evaluated   the   Preferred   Stock    Recapitalization
Consideration through various methods described below. For presentation purposes, all share values and per share calculations for pre-Recapitalization data have been adjusted for the 1-for-3.75 share reverse stock split implicit in the Recapitalization exchange ratios.
See "--General."

      Accretion/Dilution Analysis. The Accretion/Dilution Analysis was used to determine the impact of exchanging the Series A Preferred and the Series B Preferred for the Common Stock on the earnings per common share of the Company. In deriving its analysis, Ladenburg examined the fiscal year 1997 actual earnings per common share for the Company as well as projected earnings per common share for the fiscal years of 1998, 1999 and 2000 under the pre-Recapitalization capital structure. Ladenburg compared those results to pro forma earnings per common share calculated based on the completion of the proposed Recapitalization. Pro forma common shares used in such analysis included the shares of Common Stock to be issued to the holders of the Series A Preferred, Series B Preferred and the pre-Recapitalization Common Stock in the proposed Recapitalization, and the elimination of associated dividends on the
Series   A   Preferred  and Series B Preferred. Based on the above, pro   forma
earnings per common share for 1997 would have been $0.23 as compared to actual results of a loss of $3.44 for the period. For 1998, based on the Company's projected results, earnings per share would have increased from a loss of $2.38 to a gain of $0.34 if the Recapitalization and the Rights Offering would have occurred as of February 1, 1998. For 1999 and 2000, consummation of the Recapitalization would result in an anticipated decline in projected earnings per share from $0.97 and $1.23 (assuming conversion of the Series A Preferred and Series B Preferred at their contractual rates and assuming that the Rights Offering is not consummated) to $0.81 and $1.04. As a result of the Common Stock Recapitalization Consideration (in which the pre-Recapitalization Common Stockholders effectively receive approximately 1.13 shares per each pre-Recapitalization common share prior to the reverse split), the earnings per common share attributable to the pre-Recapitalization Common Stockholders, based upon the Company's projected results and assuming that the Recapitalization and the Rights Offering would have occurred as of February 1, 1998, would, in effect, be $0.38 in 1998, $0.92 in 1999 and $1.18 in 2000.

             Equity Valuation. The Equity Valuation derives the relative value of the ownership stake in the Company of the holders of the Common Stock of the Company on a pre- and post-Recapitalization basis, based on the current market price of a share of the Common Stock of $9.83 (assumed to be the 30-day average of the market closing prices of the Common Stock for the period ending one day prior to the announcement of the Recapitalization, May 5, 1998) and an implied equity value per share for the Company based on the projected EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for the fiscal year ending January 31, 1999. Based on the current market price calculated above, on a pre-Recapitalization and pre-Rights Offering basis, the value of the pre-Recapitalization Common Stockholders' ownership of the Common Stock is $13.1 million, derived by multiplying the 1.3 million shares outstanding by $9.83. Post-Recapitalization, the value of the pre-Recapitalization Common Stockholders' ownership of the Common Stock would be $14.8 million, derived by multiplying the 1.5 million shares to be held by such Common Stockholders after the Recapitalization by $9.83. The increase in value to the pre-Recapitali-zation Common Stockholders, based on the above, is $1.7 million. Additionally, Ladenburg performed a similar analysis using a per share equity valuation based on the Company's projected 1998 EBITDA, deriving an implied per share equity value for the Common Stock of $10.57 on a pre-Recapitalization basis and $10.05 on a post-Recapitalization basis. Based on the EBITDA valuation implied per share values, and the additional shares to be outstanding, the increase in value to the existing Common Stockholders is $1.0 million.

             In calculating the implied per share equity value based on EBITDA, Ladenburg multiplied the Company's projected EBITDA by the median comparable company trading multiple of EBITDA of 9.0x derived from a comparable company analysis, discounted by 14.5% to account for application to a projected EBITDA. From this product, Ladenburg subtracted the total debt (including, for this purpose, the preferred stock) and added cash and cash equivalents, if any, to derive an implied equity value which Ladenburg subsequently divided by the appropriate number of shares of Common Stock. Ladenburg selected the following companies for use in the comparable company analysis: Ames Department Stores, Consolidated Stores Corp., Dollar General Corp., Duckwall Alco Stores Corp., Family Dollar, Kmart Corp., Mazel Stores, Inc. and Wal-Mart Stores,Inc.

             In calculating the implied per share equity value based on EBITDA for the pre-Recapitalization Common Stock, Ladenburg multiplied the calculated EBITDA per share valuation described in the preceding paragraph by a liquidity discount of 18.2%. The liquidity discount is based upon an analysis of restricted stock issues between January 1993 and May 1998. The liquidity discount reflects the estimated discount to the relative trading value of the Common Stock resulting from the pre-Recapitalization capital structure.

             EPS Valuation Analysis. The EPS Valuation derives implied per share values for the post-Recapitalization Common Stock based on market trading multiples and the earnings per share ("EPS") for the projected fiscal years 1998 and 1999, pro forma for the Recapitalization. Ladenburg derived an implied per share equity value for the Common Stock of $11.71 and $13.34 for the fiscal years 1998 and 1999, respectively, on a pre-Rights Offering basis, and $12.15 and $14.23, respectively, for the same periods on a post-Rights Offering basis. As compared to the current market price of $9.83, on a pre-Rights Offering basis, the current per share value based on 1998 and 1999 projections would be $1.89 and $3.52 greater than the current market price. As compared to the current market price of $9.83, on a post-Rights Offering basis, the current per share value based on 1998 and 1999 projections would be $2.32 and $4.41 greater than the current market price.

             In calculating the implied per share equity value based on EPS, Ladenburg multiplied the Company's EPS by the median comparable company price-to-earnings per share ratio (P/E) multiple derived from a comparable company analysis. Ladenburg then divided this product by the appropriate number of shares of Common Stock. Ladenburg used the median comparable company P/E+1 and P/E+2 multiples of 17.6x and 17.5x, respectively.

      Comparison of the Recapitalization Consideration to the Values of the Company

             Ladenburg used the qualitative analysis of the Recapitalization as well as the values derived from each of the analyses discussed above to analyze the consideration to be paid for the Series A Preferred and the Series B Preferred as implied by the Preferred Stock Recapitalization Consideration and the consideration to be paid to the pre-Recapitalization holders of Common Stock and concluded, based upon and subject to certain matters, that the Preferred Stock Recapitalization Consideration was fair, from a financial point of view, to the pre-Recapitalization Common Stockholders of the Company.

      Ladenburg's Compensation

             Ladenburg was engaged by the Committee in connection with the Recapitalization and to render the Ladenburg Opinion and will receive fees in connection therewith of $125,000. In addition, the Company has agreed to reimburse Ladenburg for its related expenses. The Company has also agreed, in a separate letter agreement, to indemnify Ladenburg, its affiliates and each of their respective directors, officers, agents, consultants and employees and each person, if any, controlling Ladenburg or any of its affiliates against certain liabilities, including liabilities under federal securities laws. In the ordinary course of its business, Ladenburg may trade the securities of the Company for its own account and for the account of its customers, and may at any time hold a long or short position in such securities. Ladenburg has not rendered financial advisory services in the past to the Company.

Effects of the Merger on Holders of Series A Preferred

             The Merger will have a number of effects upon holders of the Series A Preferred, some of which may be beneficial and some of which may be detrimental. Among the effects of the Merger upon holders of Series A Preferred are the following:

o The Series A Preferred is the senior-most equity security of the Company, with a preference over both the Common Stock and the Series B Preferred as to dividends and as to distributions upon liquidation of the Company. As a result of the Merger, holders of Series A Preferred, like all the Company's other stockholders, will hold Common Stock, with no preferential rights.

o Although the holders of the Series A Preferred have preferential rights with regard to dividends and with regard to distributions on liquidation, they are limited in the amount of dividends and distributions on liquidation which they can receive (dividends are fixed at $.95 per share per year and the amount which can be received upon liquidation is $10 per share plus any accumulated but unpaid dividends). After the Merger, there will be no limit on the amount of dividends, or the distributions on liquidation of the Company, which former holders of Series A Preferred can receive with regard to the post-Recapitalization Common Stock into which their Series A Preferred is converted by the Merger. On the other hand, there is no requirement that the Board of Directors declare any dividends with regard to the post-Recapitalization Common Stock, and the Company has no plans to liquidate.

o The percentage of the Common Stock which holders of Series A Preferred will receive as a result of the Merger (32.3%) will be significantly higher than the percentage of the Common Stock they would own if all the Series A Preferred and Series B Preferred were converted into Common Stock in accordance with their terms (28.3%).

o The holders of Series A Preferred do not have the right to vote with regard to most matters. As holders of post-Recapitalization Common Stock, former holders of Series A Preferred will have the same right to vote as all other Common Stockholders.

o The Company has the right to redeem the Series A Preferred for $10.70 per share, declining gradually to $10 per share beginning July 21, 2004. Based upon the last reported sale price of the Common Stock on June 1, 1998 (the day before the Company announced the proposed Merger and the terms of the rights offering), and the terms upon which pre-Recapitalization Common Stock will be converted into post-Recapitalization Common Stock, the post-Recapitalization Common
      Stock issued with regard to a share of Series A Preferred would be worth $10.27 per share. Based upon the price at which post-Recapitalization Common Stock is being offered in the rights offering, the post-Recapitalization Common Stock issued with regard to a share of Series A Preferred would be worth $13 per share. If the post-Recapitalization Common Stock trades for more than $10.70 per share, the value of the post-Recapitalization Common Stock into which the Series A Preferred will be converted will exceed the amount for which the Company has the right to redeem the Series A Preferred.

             See "Independent Directors' Committee -- Reasons for the Committee's Conclusion" for information about the Independent Directors' Committee's analysis of the terms on which Series A Preferred will be converted as a result of the Merger, as well as for information about the Committee's overall evaluation of the Merger. See also, "Opinion of the Committee's Financial Advisor" for a discussion of factors which may affect the value of the post-Recapitalization Common Stock.

The Terms of the Merger


             If the Merger is approved by the stockholders, the Merger will become effective at 11:59 p.m. on the day a Certificate of Merger is filed with the Secretary of State of Delaware (the "Effective Time"). The Effective Time is expected to be on the day of the stockholders meeting at which the Merger is approved. At the Effective Time, General Textiles, Inc. will be merged into the Company. The Company's Certificate of Incorporation, By-laws, officers and directors will continue to be the Certificate of Incorporation, By-laws, officers and directors of the Surviving Corporation. However, the Company's Certificate of Incorporation will be amended by the Merger to change the Company's name to "Factory 2-U Incorporated" As a result of the Merger, each share of pre-Recapitalization Common Stock will become 0.30133 shares of post-Recapitalization Common Stock, each share of Series A Preferred will become one share of post-Recapitalization Common Stock and each share of Series B Preferred will become 173.33 shares of post-Recapitalization Common Stock.


             The Company will have the right to terminate the Merger Agreement without completing the Merger if, among other things, holders of more than 72,000 shares of Common Stock, 19,000 shares of Series A Preferred or 110 shares of Series B Preferred demand appraisal under Section 262 of the Delaware General Corporation Law ("DGCL"). See "Appraisal
Rights."

             At the Effective Time, a certificate which represented Common Stock, Series A Preferred or Series B Preferred will automatically become a certificate representing the number of shares of post-Recapitalization Common Stock into which the shares of Common Stock, Series A Preferred or Series B Preferred it had represented were converted as a result of the Merger. However, the Company will promptly send the persons who held pre-Recapitalization Common Stock, Series A Preferred or Series B Preferred immediately before the Merger materials with which they can exchange their stock certificates for post-Recapitalization Common Stock certificates.

Federal Income Tax Consequences of the Merger

             The Company has received an opinion of Rogers & Wells to the effect that (i) the Merger will constitute a liquidation of General Textiles into the Company within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Merger will constitute a re-capitalization of the Company within the meaning of Section 368(a)(1)(E) of the Code and (iii) neither the Company nor its stockholders will recognize any income, gain or loss as a result of the Merger. The opinion of Rogers & Wells also states that the aggregate tax basis of the shares of post-Recapitalization Common Stock received by a stockholder in accordance with the terms of the Merger Agreement will be the same as the aggregate tax basis of the shares of pre-Recapitalization Common Stock, Series A Preferred or Series B Preferred with regard to which the post-Recapitalization Common Stock is issued. The holding period of the post-Recapitalization Common Stock will include the period during which the shares of pre-Recapitalization Common Stock, Series A Preferred or Series B Preferred were held, providing they were held as capital assets at the time of the Merger.



                                      APPRAISAL RIGHTS


             If the Merger is consummated, a holder of record of Common Stock, Series A Preferred or Series B Preferred who (i) makes a demand for appraisal, as described below, (ii) continues to hold those shares through the effective time of the Merger (the "Effective Time"), (iii) strictly complies with the procedures set forth under Section 262 of the DGCL, and (iv) has not voted in favor of the Merger, will be entitled to have the shares appraised by the Delaware Court of Chancery under Section 262 and to receive payment for the "fair value" of these shares in lieu of the consideration provided for in the Merger Agreement. This Proxy Statement constitutes notice of the appraisal rights available to those holders under Section 262. THE STATUTORY RIGHT OF APPRAISAL GRANTED BY SECTION 262 REQUIRES STRICT COMPLIANCE WITH THE PROCEDURES SET FORTH IN SECTION 262. FAILURE TO FOLLOW ANY OF THOSE PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF DISSENTERS' RIGHTS UNDER SECTION 262. The following is a summary of certain of the provisions of Section 262 and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached to this Proxy Statement as Exhibit D.


      A stockholder who elects to exercise appraisal rights under Section 262 must deliver a written demand for appraisal of the stockholder's shares to the Company prior to the vote on the Merger. The written demand must identify the stockholder of record and state the stockholder's intention to demand appraisal of the stockholder's shares. All demands should be delivered to Family Bargain Corporation, 4000 Ruffin Road, San Diego, California 92123, Attention: Jonathan Spatz, Chief Financial Officer.

      Only a holder of shares on the date of making a written demand for appraisal who continuously holds those shares through the Effective Time is entitled to seek appraisal. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as that holder's name appears on the holder's stock certificates. If stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record. That agent, however, must identify the record owner or owners and expressly disclose in the demand that the agent is acting as agent for the record owner or owners of the shares.

      A record holder such as a broker who holds shares of stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of those beneficial owners with respect to the shares held for those beneficial owners. In that case, the written demand for appraisal should set forth the number of shares of each class or series of stock covered by it. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of the Company's stock held in the name of the record owner.

      Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the Stockholders Meeting.

      Within 10 days after the Effective Time, the surviving corporation is required to send notice of the effectiveness of the Merger to each stockholder who prior to the Effective Time complies with the requirements of Section 262.

      Within 120 days after the Effective Time, the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the surviving corporation Stock held by all stockholders seeking appraisal. A dissenting stockholder must serve a copy of the petition on the surviving corporation. If no petition is filed by either the surviving corporation or any dissenting stockholder within the 120-day period, the rights of all dissenting stockholders to appraisal will cease. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving corporation will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation, and has no present intention, to take any action in this regard. Accordingly, stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Failure to file the petition on a timely basis will cause the stockholder's right to an appraisal to cease.

      Within 120 days after the Effective Time, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of stock not voted in favor of the Merger with respect to which demands for appraisal have been received and the number of holders of those shares. The statement must be mailed within 10 days after the written request has been received by the Company or within 10 days after expiration of the time for delivery of demands for appraisal under subsection
(d) of Section 262, whichever is later.

      If a petition for an appraisal is filed in a timely manner, at the hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of stock owned by those stockholders, determining the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the court is to take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court also held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

      The fair  value of shares  determined  in an  appraisal  proceeding  under
Section 262 could be less than, the same as, or more than, the value of the consideration provided for the Merger Agreement.

      The cost of the appraisal proceeding may be determined by the Court of Chancery and assessed against the parties as the Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorneys' fees and the fees and expenses of experts) be charged pro rata against the value of all shares of stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

      A stockholder who has demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to receive of dividends or other distributions on the stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

      A stockholder may withdraw a demand for appraisal and accept the surviving corporation stock at any time within 60 days after the Effective Time. After that, a stockholder may withdraw a demand only with the written approval of the Company. If an appraisal proceeding is properly instituted, the proceeding may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the Court of Chancery's deeming the terms of a settlement to be just. If, after the Effective Time, a stockholder who demanded appraisal fails to perfect or loses the right to appraisal, the stockholder's shares will be treated as if they had been converted into Common Stock as provided in the Merger Agreement at the Effective Time.

      In view of the complexity of these provisions of Delaware law, any stockholder who is considering exercising appraisal rights should consult a legal advisor.


                            PROPOSAL 3

 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      Until May 1997, KPMG Peat Marwick LLP ("KPMG") was the principal firm of accountants for the Company. On May 8, 1997, KPMG was dismissed and Arthur Andersen LLP ("Arthur Andersen") was engaged as principal firm of accountants. The change of accountants was recommended by the Audit Committee and approved unanimously by the Board of Directors on May 1, 1997.

      In connection with the audits of the fiscal year ended February 1, 1997, and the subsequent interim period to May 8, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal year ended February 1, 1997 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen as the Company's independent accountant for the fiscal year ending January 31, 1999. The stockholders are being asked to ratify that appointment.

      Representatives of Arthur Andersen are expected to be present at the Annual Meeting, to have the opportunity to make statements, if they desire to do so, and to be available to respond to appropriate questions.

      The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Arthur Andersen. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ADOPTION OF THIS PROPOSAL.

                                   PROPOSAL 4

               APPROVAL OF THE AMENDED AND RESTATED FAMILY BARGAIN
                       CORPORATION 1997 STOCK OPTION PLAN

      On May 1, 1997, the Stock Option Committee adopted, and the Board of Directors ratified, The Family Bargain 1997 Stock Option Plan (the "Plan"). The Plan was adopted by the Company's stockholders at the 1997 Annual meeting, on June 25, 1997. The Plan is designed to provide incentives to attract, retain and motivate highly competent persons as key employees of the Company and its subsidiaries by providing them opportunities to acquire shares of Common Stock and to assist in aligning the interests of the Company's key employees with those of its stockholders.

      During Fiscal 1997, the Company granted options under the Plan entitling holders to purchase a total of 2,715,617 shares of Common Stock. In order to enable the Company to continue providing incentives to attract, retain and motivate highly competent persons as key employees of the Company and its subsidiaries, the Stock Option Committee and the Board of Directors decided to amend and restate the Plan and increase the total number of shares of Common Stock that may be subject to stock options under the Plan. On April 29, 1998 (the "Effective Date"), the Stock Option Committee adopted, and the Board of Directors ratified, the Amended and Restated Family Bargain 1997 Stock Option Plan (the "Amended and Restated Plan") thereby increasing the total number of shares of Common Stock that may be subject to stock options from 3,500,000 shares to 6,000,000 shares. All grants of stock options to officers and other key employees for the issuance of shares of Common Stock under the Amended and Restated Plan, beyond the original 3,500,000 shares, are subject to stockholder approval of the Amended and Restated Plan at the Annual Meeting.

      In general, the Amended and Restated Plan provides for the grant of incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options which do not constitute Incentive Stock Options ("Nonqualified Stock Options" and, together with Incentive Stock Options, "Stock Options") to key employees, directors, consultants and suppliers of the Company and its subsidiaries ("participants"). The Amended and Restated Plan is designed to meet the requirements for tax deductibility under Section 162(m) of the Code with respect to certain compensation. The following summary of provisions of the Amended and Restated Plan is qualified by reference to the text of the Amended and Restated Plan which is attached as Exhibit B.

Plan Administration

      The Amended and Restated Plan will be administered by the Stock Option Committee of the Board of Directors, which is comprised of non-employee directors who meet the applicable requirements of "non-employee director" under Rule 16b-3 of the Rules and Regulations of the SEC and of an "outside director" under Section 162(m) of the Code. Messrs. Weld and Rashkow currently serve on the Stock Option Committee.

      The Amended and Restated Plan gives the Stock Option Committee sole discretion to determine the key employees who will receive Stock Options under the Amended and Restated Plan, the number of shares of Common Stock underlying each Stock Option, and (consistent with the Amended and Restated Plan) the terms and conditions to which such Stock Options will be subject from time to time. Pursuant to the Amended and Restated Plan, the Stock Option Committee will have the authority to grant to any key employee one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, and to grant to any other participant one or more Nonqualified Stock Options. The Stock Option Committee will also be authorized to establish such rules and regulations as it deems necessary for the proper administration of the Amended and Restated Plan and to make such determinations and interpretations and to take such action in connection with the Amended and Restated Plan and any Stock Options granted thereunder as it deems necessary or advisable. All determinations and interpre-tations made by the Stock Option Committee are made binding and conclusive on all participants and their legal representatives.

Shares Reserved for Issuance and Limitations on Number of Stock Options To Be Granted

      The aggregate number of shares of Common Stock that may be subject to Stock Options granted under the Amended and Restated Plan is 6,000,000 shares (which may be authorized and unissued or treasury shares), and the maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual participant under the Amended and Restated Plan during its term may not exceed 1,200,000 shares. The Amended and Restated Plan permits equitable adjustments to those numbers upon a change in the Common Stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, the aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year may not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The Amended and Restated Plan also permits any shares of Common Stock subject to a Stock Option which for any reason is cancelled, terminated without having been exercised, forfeited, or delivered to the Company as part of full payment for the exercise of a Stock Option, to again become available for Stock Options under the Amended and Restated Plan.

Exercise Price of Stock Options

      The exercise price of each Stock Option granted under the Amended and Restated Plan will be determined by the Stock Option Committee on the date of grant, provided, however, that with respect to Incentive Stock Options the exercise price may not be less than 100% of the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted, and provided, further, that the exercise price of any Incentive Stock Options granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, may not be less than 110% of the Fair Market Value of the Common Stock on the date of grant.

      The Amended and Restated Plan defines "Fair Market Value" as (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Stock Option Committee as the fair market value of the Common Stock.

      The Stock Option exercise price may be paid in cash or, in the discretion of the Stock Option Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common
Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Stock Option Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Stock Option Committee may also prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Amended and Restated Plan.

Exercise Period

      The exercise period of Stock Options granted under the Amended and Restated Plan will be determined by the Stock Option Committee, provided, however, that no Stock Option may be exercisable later than 10 years after it is granted and provided, further, that no Incentive Stock Options granted to any participant who, at the time of the grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, may be exercisable later than 5 years after it is granted.

Transferability of Stock Option

      Each Stock Option granted under the Amended and Restated Plan to a participant will be exercisable, during the participant's lifetime, only by the participant, and no such Stock Option will be transferable other than by will or the laws of descent and distribution.

Change of Control of the Company

      In the event of a change of control of the Company, all then outstanding Stock Options will immediately become exercisable. A change of control occurs if: (i) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (other than the persons who do so on the Effective Date) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;
(ii) the Company consolidates with, merges into, or sells, leases or conveys all or substantially all of its assets to, any other person; or (iii) the Company enters into or approves any agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) or (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies).

      The Amended and Restated Plan grants discretion to the Stock Option Committee to terminate, upon the occurrence of a change of control, each Stock Option then outstanding within a specified number of days after notice is given to the holder thereof. Such holder will receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Stock Option Committee, in its discretion, may determine.

Plan Amendment

      The Board may amend the Amended and Restated Plan from time to time or suspend or terminate the Amended and Restated Plan at any time but may not reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. In addition, no amendment of the Amended and Restated Plan may, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Amended and Restated Plan, (ii) increase the maximum number of shares underlying all Stock Options that may be granted to any individual participant during the term of the Amended and Restated Plan, (iii) modify the requirements as to eligibility for Stock Options grants under the Amended and Restated Plan, or (iv) disqualify any Incentive Stock Options granted thereunder.

Plan Termination

      No Stock Option may be granted more than 10 years after the Effective Date. Unless sooner terminated by the Board, the Amended and Restated Plan will terminate on the tenth anniversary of the Effective Date.

Certain Federal Income Tax Consequences

      The statements in the following paragraphs of the principal federal income tax consequences of Stock Options under the Amended and Restated Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

      Incentive Stock Options. Incentive Stock Options granted under the Amended and Restated Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

      An employee who receives an Incentive Stock Option does not recognize any taxable income upon the grant of such Incentive Stock Option. Similarly, the exercise of an Incentive Stock Option generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an Incentive Stock Option after these requisite periods, the Incentive Stock Option will be treated as a Nonqualified Stock Option (as defined below) and will be subject to the rules set forth below under the caption "Nonqualified Stock Options."

      Further, if after exercising an Incentive Stock Option, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such Incentive Stock Option (the "applicable holding period"), the employee will normally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period - thereby making a "disqualifying disposition" - the employee would realize ordinary income on the excess of the fair market value of the shares at the time the Incentive Stock Option was exercised (or, under certain circumstances, the selling price, if lower) over the exercise price and the balance, if any, would be capital gain (provided the employee held such shares as a capital asset at such time).

      An employee who exercises an Incentive Stock Option by delivering Common Stock previously acquired pursuant to the exercise of another Incentive Stock Option is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an Incentive Stock Option with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

      The Company will not be allowed a federal income tax deduction upon the grant or exercise of an Incentive Stock Option or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an Incentive Stock Option. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) of the Code (discussed below under "Certain Limitations on Deductibility of Executive Compensation") do not apply.

      Nonqualified Options. Nonqualified Stock Options granted under the Amended and Restated Plan are options that do not qualify as Incentive Stock Options. An employee who receives a Nonqualified Stock Option will not recognize any taxable income upon the grant of such Nonqualified Stock Option. However, the employee generally will recognize ordinary income upon exercise of a Nonqualified Stock Option in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price.

      An employee should consult his or her tax advisor as to whether, as a result of Section 16(b) of the Exchange Act, the timing of income recognition is deferred following the exercise of a Nonqualified Stock Option (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service to include in income, as of the date of transfer, the excess (on such date) of the fair market value of such shares over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period.

      The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a Nonqualified Stock Option will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a Nonqualified Stock Option, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

      A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her Nonqualified Stock Option, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) of the Code do not apply.

      If an individual exercises a Nonqualified Stock Option by delivering shares of Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an Incentive Stock Option which is treated as a
"disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

      Change in Control. As described above, upon a "change in control" of the Company, all the then outstanding Stock Options will immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of the Company as defined in Section 280G of the Code), including payments under the Amended and Restated Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be nondeductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

      Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a Nonqualified Stock Option or the disqualifying disposition of stock purchased pursuant to an Incentive Stock Option). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company intends that Stock Options granted under the Amended and Restated Plan will qualify for the performance-based compensation exception to Section 162(m).

Approval

      As of the date  of this  Proxy  Statement,  no Stock  Options   had been
granted with respect to shares of Common Stock beyond the 3,500,000 shares previously approved at the 1997 Annual Meeting.


      Approval of the Amended and Restated Plan requires the affirmative vote of a majority of the outstanding shares of stock eligible to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ADOPTION OF THIS PROPOSAL.

                                      OTHER MATTERS

      Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

                        INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, which the Company has previously filed with the Securities and Exchange Commission, are incorporated by reference into this Proxy Statement:

1. The Company's amended annual report on Form 10-K/A-2 for the fiscal year ended January 31, 1998 (a copy of which accompanies this prospectus).

2. The Company's amended quarterly report on Form 10-Q/A for the fiscal quarter ended May 2, 1998 (a copy of which accompanies this Proxy Statement).

      In addition, each report or other document which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d), of the Securities Exchange Act of 1934, as amended, between the date of this Proxy Statement and the date of the meeting will be incorporated into this Proxy Statement and will be a part of it beginning on the date the Company files it with the Securities and Exchange Commission. If anything in a subsequently filed document which becomes a part of this Proxy Statement is different from anything in this Proxy Statement, this Proxy Statement will be deemed to be modified by that subsequently filed document.

      The Company will provide, without charge, to any person to whom this Proxy Statement is delivered, at the written request of that person, a copy of any or all of the documents (but not exhibits to those documents) incorporated by reference into this Proxy Statement, other than the amended annual report on Form 10-K/A-2 and the amended quarterly report on Form 10-Q/A which accompany this Proxy Statement. Requests for documents should be directed to: Michael Searles, Chief Executive Officer and President, Family Bargain Corporation, 4000 Ruffin Road, San Deigo, California, 92123; Telephone: (619) 627-1800; Facsimile
(619) 637-4180.

                                                                    EXHIBIT A











                           PLAN AND AGREEMENT OF MERGER


                                      DATED

                                  JUNE 18, 1998

                                    BETWEEN

                             GENERAL TEXTILES, INC.

                                     AND

                          FAMILY BARGAIN CORPORATION


                               TABLE OF CONTENTS
                                                                                                                           Page

                                    ARTICLE I
                               MERGER OF FBC AND GT

      1.1    The Merger.....................................................................................................A-1

                                   ARTICLE II
                      TERMS AND CONDITIONS OF THE MERGER

      2.1    Certificate of Incorporation...................................................................................A-1
      2.2    By-Laws........................................................................................................A-1
      2.3    Directors......................................................................................................A-1
      2.4    Officers.......................................................................................................A-1
      2.5    Stock of FBC...................................................................................................A-1
      2.6    Stock of GT....................................................................................................A-2
      2.7    Exchange of Certificates.......................................................................................A-2
      2.8    Dissenting Shares..............................................................................................A-2

                                 ARTICLE III
                               EFFECTIVE TIME

      3.1    Date of the Merger.............................................................................................A-2
      3.2    Execution of Certificate of Merger.............................................................................A-2
      3.3    Effective Time of the Merger...................................................................................A-2

                                 ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES

      4.1    Representations and Warranties of GT...........................................................................A-2
      4.2    Representations and Warranties of FBC..........................................................................A-3

                                 ARTICLE V
                        ACTIONS PRIOR TO THE MERGER

      5.1    FBC's Efforts to Fulfill Conditions............................................................................A-3
      5.2    Surviving Efforts to Fulfill Conditions........................................................................A-4

                                ARTICLE VI
                      CONDITIONS PRECEDENT TO MERGER

      6.1    Conditions to GT's Obligations.................................................................................A-4
      6.2    Conditions to FBC's Obligations................................................................................A-4


                                ARTICLE VII
                               TERMINATION

      7.1    Right to Terminate.............................................................................................A-5
      7.2    Effect of Termination..........................................................................................A-5






                                ARTICLE VIII
                              FURTHER BROKERS

      8.1    Representations and Warranties Regarding Brokers and Others....................................................A-5

                                ARTICLE IX
                                 GENERAL


      9.1    Expenses.......................................................................................................A-5
      9.2    Plan of Reorganization.........................................................................................A-5
      9.3    Entire Agreement...............................................................................................A-5
      9.4    Effect of Disclosures........................................................................................A- 6
      9.5    Captions.......................................................................................................A-6
      9.6    Prohibition Against Assignment.................................................................................A-6
      9.7    Benefit of Agreement...........................................................................................A-6
      9.8    Notices and Other Communications...............................................................................A-6
      9.9    Governing Law................................................................................................A- 7
      9.10   Amendments...................................................................................................A- 7
      9.11   Counterparts...................................................................................................A-7

                             PLAN AND AGREEMENT OF MERGER


             This is a Plan and Agreement of Merger dated as of June 18, 1998 between GENERAL TEXTILES, INC. ("GT"), a Delaware corporation, and FAMILY BARGAIN CORPORATION ("FBC"), a Delaware corporation.

                                   ARTICLE I
                              MERGER OF FBC AND GT


             1.1 The Merger. At the Effective Time described in Article III, GT will be merged into FBC (the "Merger"), which will be the surviving corporation of the Merger (the "Surviving Corporation"). Except as specifically provided in this Agreement, the real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises of FBC will continue unaffected and unimpaired by the Merger.
 When the Merger becomes effective, the separate existence of GT will terminate, and its real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises will be merged into the Surviving Corporation.


                                    ARTICLE II
                      TERMS AND CONDITIONS OF THE MERGER

             The terms and conditions of the Merger will be as follows:

             2.1 Certificate of Incorporation. From the Effective Time until subsequently amended, the Certificate of Incorporation of the Surviving Corporation will be in the form of Exhibit 2.1, and that Certificate of Incorporation, separate and apart from this Agreement, may be certified as the Certificate of Incorporation of the Surviving Corporation.

             2.2 By-Laws. At the Effective Time, the By-Laws of FBC in effect at the Effective Time will be the By-Laws of the Surviving Corporation, until they are altered, amended or repealed.

             2.3 Directors. The persons who are the directors of FBC immediately before the Effective Time will be the directors of the Surviving Corporation after the Effective Time and will hold office in accordance with the By-Laws of the Surviving Corporation.

             2.4 Officers. The persons who are the officers of FBC immediately before the Effective Time will be the officers of the Surviving Corporation after the Effective Time and will hold office at the pleasure of the Board of Directors of the Surviving Corporation.

             2.5 Stock of FBC. (a) Each share of common stock, par value $.01 per share, of FBC ("FBC Common Stock") which is outstanding immediately prior to the Effective Time will be converted into and become 0.30133 shares of common stock, par value $.0375 per share, of the Surviving Corporation ("Common Stock"), (b) each share of Series A 9-1/2% Cumulative Convertible Preferred Stock, par value $.01 per share ("Series A Preferred") of FBC which is outstanding immediately prior to the Effective Time will be converted into and become one share of Common Stock, and (c) each share of Series B Junior Convertible Exchangeable Preferred Stock, par value $.01 per share ("Series B Preferred") of FBC which is outstanding immediately prior to the Effective Time will be converted into and become 173.33 shares of Common Stock. Any record or beneficial owner of FBC Common Stock, Series A Preferred or Series B Preferred who would be entitled to receive a fraction of a share of Common Stock will receive cash in lieu of the fraction of a share at the rate of $13.00 per full share of Common Stock. At the Effective Time, all the FBC Common Stock, Series A Preferred and Series B Preferred outstanding immediately before the Merger will automatically be canceled and after the Effective Time a certificate which represented FBC Common Stock, Series A Preferred or Series B Preferred prior to the Effective Time will automatically become and be a certificate representing the number of shares of Common Stock into which the FBC Common Stock, Series A Preferred or Series B Preferred represented by the certificate was converted.

             2.6 Stock of GT. At the Effective Time, each share of common stock of GT which is outstanding at the Effective Time will be cancelled.

             2.7 Exchange of Certificates. At any time after the Effective Time, any holder of a certificate which had represented FBC Common Stock, Series A Preferred or Series B Preferred prior to the Effective Time may submit that certificate to FBC or its agent, accompanied by such document of transmittal as FBC may reasonably require, and receive a new certificate representing the number of shares of Common Stock into which the number of shares of FBC Common Stock, Series A Preferred or Series B Preferred represented by the submitted certificate were converted, as well as any cash in lieu of a fractional share to which the holder of that certificate is entitled to under Paragraph 2.5.

             2.8 Dissenting Shares. Notwithstanding what is stated in Paragraphs
2.5 and 2.7, if a holder of FBC Common Stock, Series A Preferred and Series B Preferred perfects the right to an appraisal of the fair value of the holder's shares in accordance with Section 262 of the Delaware General Corporation Law ("DGCL"), unless and until the holder withdraws the demand for appraisal or otherwise loses the right to an appraisal of the fair value of the shares, the shares as to which the right to appraisal was perfected will not be converted into and become shares of Common Stock, but instead will represent only the right to receive the fair value of the shares as provided in Section 262 of the DGCL.


                                       ARTICLE III
                                     EFFECTIVE TIME

             3.1 Date of the Merger. The day on which the Merger is to take place (the "Merger Date") will be the later of (i) the day on which the Merger is approved by the shareholders of FBC or (ii) the third business day after the day on which all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 (the "HSR Act"), if any, expire or are terminated. The Merger Date may be changed by GT and FBC. For the purposes of this Paragraph, a "business day" is a day on which certificates of merger may be filed with the Secretary of State of Delaware.

             3.2 Execution of Certificate of Merger. Not later than 3:00 P.M. on the day before the Merger Date, FBC and GT will each execute a certificate of merger (the "Certificate of Merger") substantially in the form of Exhibit 3.2-A and deliver it to Rogers & Wells LLP for filing with the Secretary of State of Delaware. Rogers & Wells LLP will be instructed that, if it is notified on the Merger Date that all the conditions in Article VI have been fulfilled or waived, it is to cause the Certificate of Merger to be filed with the Secretary of State of Delaware on the Merger Date or as soon after that date as is practicable.

             3.3 Effective Time of the Merger. The Merger will become effective at 11:59 P.M. on the day when the Certificate of Merger is filed with Secretary of State of Delaware (that being the "Effective Time").


                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

             4.1 Representations and Warranties of GT. GT represents and warrants to FBC as follows:

                    (a) GT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) GT has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize FBC to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by GT and is a valid and binding agreement of GT, enforceable against GT in accordance with its terms.

                    (c) If the consents described on Exhibit 4.1-C are obtained, neither the execution or delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or by-laws of GT, any agreement or instrument to which GT or any subsidiary of GT is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over FBC or any of its subsidiaries.

                    (d) The only authorized stock GT is 1,000 shares of common stock, par value $.01 per share. The only outstanding stock of GT is 100 shares of common stock. Except as shown on Exhibit 4.1-D, GT has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, GT to sell or issue any of its stock.

                    (e) Except as shown on Exhibit 4.1-E, no governmental filings, authorizations, approvals, or consents, or other governmental action, other than the termination or expiration of waiting periods under the HSR Act, if any, are required to permit GT to fulfill all its obligations under this Agreement.

             4.2 Representations and Warranties of FBC. FBC represents and warrants to GT as follows:

                    (a) FBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) FBC has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize FBC to enter into this Agreement and carry out the transactions contemplated by it, other than approval of the Merger by the stockholders of FBC, have been taken. This Agreement has been duly executed by FBC and is a valid and binding agreement of FBC, enforceable against FBC in accordance with its terms.

                    (c) If the consents described on Exhibit 4.2-C are obtained, neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or by-laws of FBC, any agreement or instrument to which FBC or any subsidiary of FBC is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over FBC or any of its subsidiaries.

                    (d) The only authorized stock of FBC is 80,000,000 shares of FBC Common Stock and 7,500,000 shares of preferred stock, par value $.01 per share, of which 4,500,000 shares are designated as Series A Preferred and 40,000 shares are designated as Services B Preferred. The only outstanding stock of GT is 5,004,122 shares of FBC Common Stock, 3,638,690 shares of Series A Preferred and 35,360 shares of Series B Preferred. Except as shown on Exhibit 4.2-D, FBC has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, FBC to sell or issue any of its stock.

                    (e) Except as shown on Exhibit 4.2-E, no governmental filings, authorizations, approvals, or consents, or other governmental action, other than (i) the termination or expiration of waiting periods under the HSR Act, if any, and (ii) the filing of proxy materials relating to the Merger with the Securities and Exchange Commission, are required to permit FBC to fulfill all its obligations under this Agreement.


                                     ARTICLE V
                           ACTIONS PRIOR TO THE MERGER

             5.1 FBC's Efforts to Fulfill Conditions. FBC will use its best efforts to cause all the conditions set forth in Paragraph 6.1 to be fulfilled prior to or at the Closing and will not take, or permit any of its subsidiaries to take, any action, which could reasonably be expected to make fulfillment of any of those conditions more difficult.

             5.2 Surviving Efforts to Fulfill Conditions. GT will use its best efforts to cause all the conditions contained in Paragraph 6.2 to be fulfilled prior to or at the Closing and will not take, or permit any of its subsidiaries to take, any action, which could reasonably be expected to make fulfillment of any of those conditions more difficult.

                                 ARTICLE VI
                       CONDITIONS PRECEDENT TO MERGER


             6.1 Conditions to GT's Obligations. The obligations of GT to complete the Merger are subject to satisfaction of the following conditions (any or all of which may be waived by GT):

                    (a) The representations and warranties of FBC contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects on the Merger Date with the same effect as though made on that date, and FBC will have delivered to GT a certificate dated that date and signed by the President or a Vice President of FBC to that effect.

                    (b) FBC will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled prior to or on the Merger Date.

                    (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains GT from completing the transactions which are the subject of this Agreement. Surviving Corporation and its subsidiaries taken as a whole.

                    (d) The consents described on Exhibit 4.1-C will have been obtained.

                    (e) The Merger will have been approved by the holders of a majority in voting power of the of the outstanding shares of FBC Common Stock and Series B Preferred voting as a single class, and by the holders of a majority of the outstanding shares of Series A Preferred.

                    (f) Demands for appraisal under Section 262 of the Delaware General Corporation Law are received from holders of more than 72,000 shares of Common Stock, 19,000 shares of Series A Preferred or 110 shares of series B Preferred.

                    (g) The Effective Time will occur on or before December 31, 1998.

             6.2 Conditions to FBC's Obligations. The obligations of FBC to complete the Merger are subject to the following conditions (any or all of which may be waived by FBC):

                    (a) The representations and warranties of GT contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects on the Merger Date with the same effect as though made on that date, and GT will have delivered to FBC a certificate dated that date and signed by the President or a Vice President of GT to that effect.

                    (b) GT will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled prior to or on the Merger Date.

                    (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains FBC from completing the transactions which are the subject of this Agreement and no action will be pending against GT or FBC relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against the Surviving Corporation which would be material to the Surviving Corporation and its subsidiaries taken as a whole.

                    (d) The consents described on Exhibit 4.2-C will have been obtained.

                    (e) The Merger will have been approved by the holders of a majority in voting power of the outstanding shares of FBC Common Stock and Series B Preferred, voting as a single class, and by the holders of a majority of the outstanding shares of Series A Preferred.

                    (f) The Effective Time will occur on or before December 31, 1998.


                                     ARTICLE VII
                                     TERMINATION

             7.1 Right to Terminate. This Agreement may be terminated at any time prior to the Effective Time (whether or not the stockholders of one or both of GT and FBC have approved the Merger):

                    (a)    By mutual consent of GT and FBC.

                    (b) By either GT or FBC if, without fault of the terminating party, the Effective Time is not on or before December 31, 1998.

                    (c) By GT if (i) it is determined that any of the representations or warranties of FBC contained in this Agreement was not complete and accurate in all material respects on the date of this Agreement or
(ii) any of the conditions in Paragraph 6.1 is not satisfied or waived by GT prior to or on the Merger Date.

                    (d) By FBC if (i) it is determined that any of the representations or warranties of GT contained in this Agreement was not complete and accurate in all material respects on the date of this Agreement or (ii) any of the conditions in Paragraph 6.2 is not satisfied or waived by FBC prior to or on the Merger Date.

             7.2 Effect of Termination. If this Agreement is terminated pursuant to Paragraph 7.1, after this Agreement is terminated, neither party will have any further rights or obligations under this Agreement. Nothing contained in this Paragraph will, however, relieve either party of liability for any breach of this Agreement which occurs before this Agreement is terminated.


                                   ARTICLE VIII
                                 FURTHER BROKERS

             8.1 Representations and Warranties Regarding Brokers and Others. GT and FBC each represents and warrants to the other of them that nobody acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement.

                                   ARTICLE IX
                                    GENERAL

             9.1 Expenses. GT and FBC will each pay its own expenses in connection with the transactions which are the subject of this Agreement, including legal fees, to the extent those expenses are payable before the Effective Time, if any. If the Merger takes place, the Surviving Corporation will pay all the expenses in connection with the transactions which are the subject of this Agreement, including legal fees, to the extent expenses are not paid by the Effective Time.

             9.2 Plan of Reorganization. This Agreement is intended to be a plan of liquidation for the purposes of Section 332 plan of liquidation and recapitalization for the purposes of Sections 332 and 368(A)(E) of the Internal Revenue Code of 1986, as amended.

             9.3 Entire Agreement. This Agreement and the documents to be delivered in accordance with this Agreement contain the entire agreement between GT and FBC relating to the transactions which are the subject of this Agreement and those other documents, all prior negotiations, understandings and agreements between GT and FBC are superseded by this Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement or those other documents.

             9.4 Effect of Disclosures. Any information disclosed by a party in connection with any representation or warranty contained in this Agreement (including exhibits to this Agreement) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement.

             9.5 Captions.  The captions of the articles and  paragraphs of this
Agreement   are  for  reference   only,   and  do  not  affect  the  meaning  or
interpretation of this Agreement.

             9.6 Prohibition Against Assignment. Neither this Agreement nor any right of any party under it may be assigned.

             9.7 Benefit of Agreement. This Agreement is solely for the benefit of FBC and GT, and may not be enforced, or be the basis for recovery of damages by, anyone other than FBC and GT.

             9.8 Notices and Other Communications. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

      If to FBC:

             Family Bargain Corporation
             4000 Ruffin Road
             San Diego, California  92123-1866
             Attention:  Michael Searles
             Facsimile:  (617) 637-4180

      with a copy to:

             Rogers & Wells LLP
             200 Park Avenue
             New York, NY 10166
             Attention:    David W. Bernstein or
                           Bonnie A. Barsamian
             Facsimile No.:  212-878-8375


      If to GT:

             General Textiles
             4000 Ruffin Road
             San Diego, California  92123-1866
             Attention:  Michael Searles
             Facsimile:  (617) 637-4180
      with a copy to:

             Rogers & Wells LLP
             200 Park Avenue
             New York, NY 10166
             Attention: David W. Bernstein or
                        Bonnie A. Barsamian
             Facsimile No.:  212-878-8375

             9.9 Governing Law. This Agreement will be governed by, and construed under, the substantive laws of the State of Delaware.

             9.10 Amendments. This Agreement may be amended only by a document in writing signed by both GT and FBC.

             9.11 Counterparts. This Agreement may be executed in two or more counterparts, some of which may be executed by fewer than all the parties. Each of these counterparts will be deemed an original, but all of them together will constitute one and the same agreement.

             IN WITNESS WHEREOF, GT and FBC have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

                                                 GENERAL TEXTILES, INC.


                                                 By:___________________
                                                         Title:


                                                 FAMILY BARGAIN CORPORATION


                                                  By:___________________
                                                         Title:

                                                                EXHIBIT B

                              THE AMENDED AND RESTATED

                             FAMILY BARGAIN CORPORATION

                               1997 STOCK OPTION PLAN

1.    Purpose.

      This Amended and Restated Family Bargain Corporation 1997 Stock Option Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees of Family Bargain Corporation (the "Company") and of any subsidiary now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"). Furthermore, the Plan is intended to assist in aligning the interests of the Company's key employees with those of its stockholders.

2.    Administration.

             (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members. The Committee shall be comprised of not less than two members. Each member of the Committee shall at all times be (i) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Subject to the provisions of the Plan, the Committee is authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Options (as described in Section 5 below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

             (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

3.    Participants.

      Participants shall consist of such key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

4.    Common Stock Available under the Plan.

      The aggregate number of shares of Common Stock that may be subject to Stock Options granted under this Plan shall be 6,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 6 hereof. The maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual participant under the Plan during the term of the Plan shall not exceed 1,200,000 shares, subject to any adjustments made in accordance with
Section 6 hereof. Any shares of Common Stock subject to a Stock Option which for any reason is cancelled, terminated without having been exercised, forfeited, or delivered to the Company as pan of full payment for the exercise of a Stock Option shall again be available for Stock Options under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Stock Options and shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Stock Options that any individual participant may receive.

5.    Stock Options.

             (a) In General. The Committee is authorized to grant Stock Options to key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, and shall, in its sole discretion, determine the key employees, directors, consultants and suppliers who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or (ii) Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee shall have the authority
      to   grant  to   any   key   employee  one  or  more    Incentive   Stock
      Options,    Nonqualified    Stock   Options,   or   both   types    of
      Stock Options, and to grant to any other participant one or more Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 5.

             (b) Stock Option Agreements. Stock Options shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

             (c) Exercise Price. Subject to the provisions of Section 5(f) hereof, each Stock Option granted hereunder shall have such exercise price as the Committee may determine at the date of grant; provided, however, that the exercise price of any Incentive Stock Option shall not be less than 100 percent of the Fair Market Value (as defined in Section 9 below) of the Common Stock on the date such Incentive Stock Option is granted.

             (d) Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verifica-tion by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Stock Option agreement.

             (e) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than 10 years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option agreement at the date of grant.

             (f) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are key employees of the Company or any of its subsidiaries at the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, unless the option price is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

6.    Adjustment Provisions.

      If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Stock Options. Appropriate adjustments may also be made by the Committee in the terms of any Stock Options under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis, including modifications of performance targets and changes in the length of performance periods. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of
Section 422 of the Code.

7.    Change in Control.

             (a) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable. For purposes of this Section 7, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                    (i) any  person  or group  within  the  meaning  of  Section
             13(d)(3) of the Exchange Act (other than the persons who do so on the Effective Date) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;

                    (ii) the Company  consolidates  with, merges into, or sells, leases or conveys all or substantially all of its assets to, any other person; or

                    (iii) the Company  enters into or  approves  any  agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) or (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies).

             (b) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

8.    Transferability.

      Each Stock Option granted under the Plan to a participant shall be exercisable, during the participant's lifetime, only by the participant and no such Stock Option shall be transferable otherwise than by will or the laws of descent and distribution. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

9.    Fair Market Value.

      For purposes of this Plan and any Stock Option granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of the Common Stock.

10.   Withholding.

      All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Option consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

11.   Tenure.

      A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

12.   Unfunded Plan.

      Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.   No Fractional Shares.

      No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.


14.   Duration, Amendment and Termination.

      No Stock Option shall be granted more than 10 years after the Effective Date (as defined below). The Board may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that no action authorized by this Section 14 shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan, (ii) increase the maximum number of shares underlying all Stock Options that may be granted to any individual during the term of the Plan, (iii) modify the requirements as to eligibility for Stock Options grants under the Plan, or (iv) disqualify any Incentive Stock Options granted hereunder.

15.   Governing Law.

      This Plan, Stock Options granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.   Effective Date.

      (a) The Plan shall be effective as of the date on which the Plan, having been theretofore adopted by the Committee, shall be ratified by the Board (the "Effective Date"); provided, however, that the Plan shall thereafter be approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months after the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive Stock Options hereunder. Any Stock Option granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Stock Option, the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised or settled and no restrictions relating to any Stock Option may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option shall be cancelled.

      (b) This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Board).

                                                                     EXHIBIT C





                                                 June 18, 1998





Independent Committee of
the Board of Directors of
Family Bargain Corporation
400 Ruffin Road
San Diego, CA  92123

Members of the Committee:

                  You have  requested  our  opinion as to the  fairness,  from a financial point of view, to the pre-Recapitalization ("Recapitalization" as defined herein) common stockholders of Family Bargain Corporation ("FBC" or the "Company") of the consideration to be received by the holders of the Series A Cumulative Convertible Preferred Stock of FBC (the "Series A Preferred Stock") and the holders of the Series B Junior Convertible, Exchangeable Preferred Stock of FBC (the "Series B Preferred Stock") pursuant to a Merger Agreement (the "Merger Agreement") by and between FBC and General Textiles, Inc. ("General Textiles") pursuant to which General Textiles, a wholly-owned subsidiary of FBC, proposes to merge (the "Merger") with and into FBC (the "Merger") and effect a recapitalization of FBC (the "Recapitalization"). As is more fully described in a draft of the Merger Agreement furnished to us by representatives of FBC, in the Recapitalization, (i) holders of shares of Series A Preferred
Stock   will  receive   one   share  of   Common  Stock,  par value $.0375  per
share, of FBC (the "Common Stock") for each share of Series A Preferred Stock (the "Series A Recapitalization Consideration"), (ii) holders of shares of Series B Preferred Stock will receive 173.33 shares of Common Stock for each share of Series B Preferred (the "Series B Recapitalization
Consideration" and, collectively with the Series A Recapitalization Consideration, the "Preferred Stock Recapitalization Consideration"), and (iii) and the holders of pre-Recapitalization common stock will receive 0.30133 shares of Common Stock for each share of pre-Recapitalization common stock (the "Common Stock Recapitalization Consideration").

                  In arriving at our opinion, we reviewed and considered such information as we deemed necessary or appropriate for the purposes of stating our opinion including (i) drafts, in the forms furnished to us by representatives of the Company, of the Merger Agreement, the proxy statement with respect to the Merger and related transactions (the "Proxy Statement") and the registration statement (the "Registration Statement") pursuant to which the Company proposes to offer and sell to holders of Rights it will issue to its stockholders, including Three Cities Fund II L.P., Three Cities Offshore II
C.V., and Quilvest American Equity, Ltd., 800,000 shares of post-Recapitalization Common Stock at $13.00 per share (or 3,000,000 shares of pre-Recapitalization Common Stock at $3.467 per share if the Merger is not approved) (the "Rights Offering"), (ii) certain business and financial information relating to the Company provided by the Company, including the financial condition and results of operations of the Company, the historical financial performance, certain projected financial information provided by the Company and pro forma financial statements giving effect to the proposed transactions of the Company as provided by the Company, and the historical trading performance of the Common Stock and Series A Preferred Stock, (iii) certain public filings made by the Company with the Securities and Exchange

Independent Committee of
the Board of Directors of
Family Bargain Corporation
June 18, 1998
Page 2

Commission, (iv) the terms of the Series A Preferred Stock and the Series B Preferred Stock, as set forth in the Certificates of Designations for the Series A Preferred and the Series B Preferred Stock, furnished to us by the  Company,  (v) the terms of the Rights Offering as described in the drafts of the Proxy Statement and the  Registration Statement  furnished to us by representatives of the Company, and (vi) to the extent publicly available, certain market data for securities with terms which we considered relevant in evaluating the Series A Preferred Stock and the Series B
Preferred   Stock.  In  addition,   we  conducted  such  other  analyses  and
examinations and reviewed and considered such other financial, economic and market data as we deemed appropriate in arriving at our opinion. We also met with members of senior management of the Company to discuss, among other things, the historical and prospective industry environment, financial conditions and operating results for the Company and reasons for the Recapitalization.

                  In rendering our opinion, we assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or discussed with us by the Company, the Committee, Three Cities Research, Inc. (with the approval of the Company) or their respective advisors. With respect to the information provided by Three Cities Research, Inc. utilized in our analysis, we are not aware of any reason why we could not reasonably rely on such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, the management of the Company advised us that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of the Company. We also assumed, with the Company's consent, that the final terms of the Merger Agreement and Registration Statement reviewed by us in draft form will not vary materially from the drafts of such documents provided to us, and that the Recapitalization (if the Merger is approved by the Company's stockholders) and the Rights Offering will be consummated in all material respects as described in the drafts of the Proxy Statement and the Registration Statement provided to us. We were not requested to and did not analyze or give any effect to the impact of any federal, state or local income taxes to the Company's stockholders arising out of the Merger. In this regard, we assumed, with your consent, that, as set forth in the Proxy Statement, the Merger would be treated as a tax-free liquidation and recapitalization under the Internal Revenue Code of 1986, as amended, and would be consummated pursuant to the Merger Agreement. We did not express any opinion as to the value of the Common Stock or the prices at which the Common Stock will be transferable, in each case, subsequent to the Recapitalization. We did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we made any physical inspection of the properties or assets of the Company. We express no opinion as to the relative merits of the Recapitalization as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Although we evaluated the Preferred Stock Recapitalization Consideration from a financial point of view, we were not requested to, and did not, participate in the negotiation of the Merger Agreement or related transactions described in the Proxy Statement and were not requested to, and did not recommend, the specific consideration payable in the Recapitalization.

Independent Committee of
the Board of Directors of
Family Bargain Corporation
June 18, 1998
Page 3



         For purposes of our opinion, we used both qualitative and quantitative assessments to evaluate the Preferred Stock Recapitalization Consideration. Inherent in such assessments by us was the view that the proposed transaction a recapitalization of the Company in which the existing common and preferred stockholder classes are exchanging their existing securities for a new security in a simplified capital structure with one class of stock outstanding. In addition, compared with the existing capital structure, there will be fewer shares outstanding (having the effect of increasing the value of each new share). Our opinion is based on all of such qualitative and quantitative analyses and takes into consideration the fact that the Company could not compel the holders of the Series A Preferred Stock or Series B Preferred Stock to approve a recapitalization on terms similar to the proposed Recapitalization and that, as a result, the recapitalization in the manner desired by the Company, could not occur without the approval of the holders of at least a majority of each of the Series A Preferred Stock and Series B Preferred Stock.

         In connection with certain of our assessments and analyses, we noted that the Proxy Statement states as follows: "The ratios at which pre-Recapitalization shares will be converted into shares of the surviving corporation's Common Stock will result in the holders of the pre-Recapitalization shares receiving the same number of shares they would have received if (i) each share of pre-Recapitalization Common Stock had been converted into 1.13 shares of the surviving corporation's Common Stock, (ii) each share of Series A Preferred [Stock] had been converted into 3.75 shares of the surviving corporation's Common Stock, (iii) each share of Series B Preferred [Stock] had been converted into 650 shares of the surviving corporation's Common Stock, and (iv) there had been a reverse split by which each 3.75 shares of the surviving corporation's Common Stock had become one share of post-Recapitalization Common Stock."

         Ladenburg Thalmann & Co. Inc. has been engaged to render financial advisory services to the Independent Committee of the Board of Directors of FBC with respect to this opinion and will receive a fee for such services upon the delivery of this opinion. In the ordinary course of our business, we may actively trade or hold the securities of FBC for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have disclosed to the Independent Committee any such position we hold, beneficially or of record, as of June 10, 1998.

         Our advisory services and the opinion expressed herein are provided for the information of the Independent Committee of the Board of Directors of FBC in its evaluation of the proposed Recapitalization. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Ladenburg Thalmann & Co. Inc. be made, without our prior written consent.

         Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, including but not limited to the Common Stock Recapitalization Consideration, we are of the opinion that, as of the date hereof, the Preferred Stock Recapitalization Consideration is fair, from a financial point of view, to the pre-Recapitalization common stockholders of FBC.

                                                       Very truly yours,

                                                           EXHIBIT D

                  SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


         262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock (or depositary receipts in respect thereof), which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of  fractional  shares or  fractional
                  depository  receipts described in the foregoing  subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this tide is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to ss.228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders or any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date: provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who is demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding   the   foregoing, at   any   time   within 60 days after the
effective   date   of   the   merger   or    consolidation,  any    stockholder
shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the Surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided,

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however,  that if no petition  for an  appraisal  shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal of an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. '97, eff. 7-1-97.)



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